UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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DENDREON CORPORATION

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DENDREON CORPORATION

1301 2nd Ave.

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 15, 2014

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dendreon Corporation, a Delaware corporation (“Dendreon” or the “Company”), will be held on Thursday, May 15, 2014, at 9:00 a.m., Eastern Time, at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, for the following purposes:

(1) To elect the nominee named in the attached proxy statement as a member of the Company’s Board of Directors to serve as a Class II director until the 2017 Annual Meeting of Stockholders;

(2) To approve an amendment to the Dendreon Corporation 2009 Equity Incentive Plan to increase the individual limits and the number of shares authorized for issuance thereunder from 22,200,000 to 32,000,000;

(3) To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4) To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

(5) To consider the stockholder proposal described in the attached proxy statement, if properly presented at the meeting; and

(6) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 2, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the proxy card; (2) by telephone by calling the toll-free number as instructed on the proxy card; or (3) if you receive a paper proxy card in the mail, by completing, signing, dating and returning the proxy card in accordance with its instructions. Your prompt response is necessary to ensure that your shares are represented at the Annual Meeting. If you vote in advance of the Annual Meeting using the Internet, telephone or proxy card, you can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors,

John Johnson

Chairman, President and Chief Executive Officer

April 18, 2014

i

Proxy Statement Summary

This summary highlights the information in the attached proxy statement, including information regarding the Company’s business performance, executive compensation decisions, governance highlights and voting matters. For more information and before you vote, please review the entire proxy statement.

Business	Performance

This past year, Dendreon achieved several operational successes but also encountered many challenges, including difficulties in commercializing PROVENGE®, our personalized immunotherapy to treat prostate cancer. However, Dendreon sustained significant revenue levels from the sale of PROVENGE, with $283.7 million in net revenue in 2013. In addition, the European Commission authorized its marketing in all 28 countries of the E.U., as well as Norway, Iceland and Liechtenstein.

In 2012, we recruited John Johnson as Chief Executive Officer to bolster the commercialization of PROVENGE. Over the past year, Mr. Johnson has been applying his commercial experience to strengthen sales of PROVENGE by aligning our cost structure and internal infrastructure, improving operating efficiencies and cost of goods sold and identifying strategic business development opportunities to provide a stable foundation for future stockholder value enhancement.

Executive	Compensation Changes

Because all of our 2013 business development changes are directly or indirectly aimed at enhancing stockholder value, we have tied executive annual bonus awards to the achievement of corporate objectives and added performance-based equity to further align management and stockholder interests. In 2013, annual bonuses and performance-based equity were awarded at 57% of target given partial achievement of our corporate goals.

In 2013, we also made several changes to our executive pay program to respond to stockholder feedback we received after our 2013 say on pay vote. Because only 31% of stockholders supported our executives’ 2012 compensation, the Board of Directors and Compensation Committee reached out to our top stockholders to understand their concerns. The principal changes to our pay program and governance policies include the following:

Significant Actions Taken in Response to 2013 Say on Pay Vote
Changes Going Forward	Effective	Referenced on Page

Altered long-term incentive mix to include 50% performance-based equity	2013	33

Added a 3-year modifier to decrease equity grants up to 25% if performance goals are not met	2014	34

Enhanced disclosure of short- and long-term performance targets	2014	31-32

Adopted a clawback policy	2014	35

Adopted an anti-hedging policy/disclosed anti-pledging policy	2014	35

Adopted executive stock ownership guidelines	2014	34

Enhanced disclosure to better explain our compensation programs	2014	20-34

Pay	for Performance

Our executive compensation philosophy is to pay for performance. We designed our executive compensation program to attract and retain the most talented executive officers and motivate them to enhance long-term stockholder value by achieving our financial, product commercialization, research and development and other corporate goals. Accordingly, while we pay competitive base salaries and provide other benefits, the majority of our named executive officers’ compensation opportunity is based on variable pay, thereby aligning their interests with those of our stockholders as set forth in the following charts.

Consistent with our pay for performance philosophy, compensation amounts granted and disclosed in the Summary Compensation Table will not be realized by executives if performance goals are not met. To assess our pay for performance alignment, we look at realizable and realized compensation. Realizable pay reflects the actual current value of outstanding long-term incentive awards. Realized pay reflects the actual value of awards that actually vested, or in the case of options, were exercised, during the year. The graph below shows the difference between the compensation reported in the Summary Compensation Table, realizable pay, and realized pay for 2012 and 2013 for the CEO. For more information, see pages 21 and 22.

(1) Summary Compensation Table pay includes; (i) base salary, (ii) sign-on bonus, (iii) actual annual incentive earned (or “STI” in the chart), and (iv) the grant date fair value of long-term equity compensation (or “LTI” in the chart), each as reported in the Summary Compensation Table for the applicable year.

(2) Realizable pay includes; (i) base salary and (ii) sign-on bonus, (iii) actual annual incentive earned (or “STI” in the chart), each as reported in the Summary Compensation Table for the applicable year, and (iv) long-term equity (or “LTI” in the chart) value reflecting the Black-Scholes value of outstanding (vested and unvested) option awards, calculated based on the stock price at the end of 2013 ($2.99) plus the value of vested and unvested restricted stock awards (time-based and performance-based) less forfeited shares , calculated based on the stock price at the end of 2013.

(3) Realized pay includes; (i) base salary and (ii) sign-on bonus, (iii) actual annual incentive earned (or “STI” in the chart), each as reported in the Summary Compensation Table for the applicable year, and (iv) the in-the-money value of any option awards exercised in the applicable year plus the value of any restricted stock awards (time-based and performance-based), that vested in the applicable year (both options and restricted stock are included in “LTI” in the chart), calculated based on the stock price as of the vesting date.

  Pay Policies and Practices

Continuing Pay and Governance Practices

“Double trigger” provisions for the acceleration of vesting of outstanding equity following a change in control and qualifying termination

No golden parachute excise tax gross-ups provided to any employee

Compensation plans that strive to pay out at median for target performance achievement with total compensation above the median for superior or extraordinary performance and below the median for below target performance

Limited perquisites for our named executive officers, comprised of payment for executive disability insurance premiums and matching on our 401(k) plan

Consideration of risk when designing our compensation plans

An independent compensation committee

  Governance Highlights

Governance Element	Explanation

Board independence	Majority of independent directors

Independent committees	Audit, Compensation and Corporate Governance

Board leadership structure	Combined chair/CEO and lead independent director

Risk oversight	Board and board committee oversight and management of risk by Audit, Compensation and Corporate Governance Committees

Voting standard for board elections	Majority of votes cast

Board structure	Classified with three classes of directors

Independent board and committee meetings	Board and committee members meet in executive session at the majority of their meetings

  Meeting Agenda and Voting Recommendations

Voting Matters		Board Recommendation		Page Reference
1.	To elect the nominee named in the attached proxy statement as a member of the Company’s Board of Directors to serve as a Class II director until the 2017 Annual Meeting of Stockholders	FOR		10
2.	To approve an amendment to the Dendreon Corporation 2009 Equity Incentive Plan to increase the individual limits and the number of shares authorized for issuance thereunder from 22,200,000 to 32,000,000	FOR		52-61
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR		63
4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014	FOR		64
5.	To consider the stockholder proposal described in the attached proxy statement, if properly presented at the meeting	VOTE	(1)	66-67
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
(1)	We received this stockholder proposal from UAW Retiree Medical Benefits Trust, and if it is properly presented at the meeting, the proposal will be voted upon by stockholders. The Board of Directors is interested in your views regarding the proposal. The Board of Directors has considered this proposal and has determined not to make a recommendation either in favor of or opposed to the proposal. The proposal, which is advisory in nature, would constitute a recommendation to the Board of Directors, if approved by stockholders, for the annual election of directors. The Board of Directors intends to follow the determination of its stockholders with respect to this proposal.

DENDREON CORPORATION

1301 2nd Ave.

Seattle, Washington 98101

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Your proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Dendreon Corporation, a Delaware corporation (“Dendreon”, the “Company”, “we”, “us”, or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 15, 2014, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807. You may obtain directions to the location of the Annual Meeting by contacting Investor Relations, Dendreon Corporation, 1301 2nd Ave., Seattle, Washington 98101; telephone: (206) 455-2220.

On or about April 21, 2014, we are either mailing or providing notice and electronic delivery of these proxy materials together with our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2013, and other information required by the rules of the Securities and Exchange Commission (the “SEC”).

Important Notice Regarding the Availability of Proxy Materials for the

2014 Annual Meeting of Stockholders to be Held on May 15, 2014:

This proxy statement and the 2013 Annual Report to Stockholders are available for viewing, printing and downloading at www.edocumentview.com/dndn.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, except for exhibits thereto, without charge upon written request to Dendreon Corporation, 1301 2nd Ave., Seattle, Washington 98101, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Voting Rights and Outstanding Shares

Only holders of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on April 2, 2014 (the “Record Date”) will be eligible to vote at the Annual Meeting. As of the Record Date, there were 160,055,271 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned. Stockholders have no right to cumulative voting as to any matter to be voted on at the Annual Meeting. A list of stockholders of record will be open to the examination of any stockholder for any purpose germane to the Annual Meeting at Dendreon Corporation, 1301 2nd Ave., Seattle, Washington 98101, for a period of ten days prior to the Annual Meeting.

Matters to be Voted On; Votes Required

In accordance with our Amended and Restated Bylaws, the affirmative vote of a majority of the votes duly cast at the Annual Meeting is required for the election of the director nominee (Proposal 1). In the event that any of the director nominees fails to receive the required vote, the subject director is required to tender his or her resignation to the Board of Directors in accordance with our Amended and Restated Bylaws and our Policy Statement on Majority Voting, as adopted by the Board of Directors on December 1, 2011 and available at http://investor.dendreon.com/governance.cfm.

Approval of the amendment to our 2009 Equity Incentive Plan (Proposal 2), approval of the advisory vote on the compensation of the Company’s named executive officers (Proposal 3), the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4), and approval of the advisory vote on the stockholder proposal to repeal the classified board (Proposal 5) each requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Although the advisory vote on the compensation of the Company’s named executive officers, the vote on the ratification of the Company’s independent registered public accounting firm, and the advisory vote on the stockholder proposal to repeal the classified board are non-binding, as provided by law, our Board of Directors values stockholders’ opinions and will take the results of the votes into account when considering any changes to our executive compensation program, the selection of the Company’s independent registered public accounting firm and the stockholder proposal to repeal the classified board, respectively.

Quorum, Abstention and Broker Non-Votes

The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute a quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked “abstain” and “broker non-votes” will be considered “present” for purposes of determining whether a quorum is present at the Annual Meeting.

If the shares you own are held in “street name” by a broker, bank or other nominee, then your broker, bank or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your broker, bank or other nominee provides you. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Of the proposals to be considered at the Annual Meeting, only the ratification of the selection of our independent registered public accounting firm (Proposal 4) is a discretionary item. Accordingly, your broker, bank or other nominee may exercise its discretionary authority with respect to the ratification of the selection of our independent registered public accounting firm if you do not provide voting instructions. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so and have not received voting instructions with respect to the proposal from the beneficial owners.

For purposes of calculating votes in the election of the director nominee (Proposal 1), broker non-votes and abstentions will not be counted as votes and will not affect the results of the vote. For purposes of calculating votes for the approval of the amendment to our 2009 Equity Incentive Plan (Proposal 2), the advisory vote on the compensation of the Company’s named executive officers (Proposal 3), and the advisory vote on the stockholder proposal to repeal the classified board (Proposal 5), broker non-votes will not be counted as votes and will not affect the outcome of the votes for these matters. Because abstentions are considered present and entitled to vote on the matters, abstentions will have the same effect as a vote against the approval of the amendment to our 2009 Equity Incentive Plan, the approval of the advisory vote on compensation of the Company’s named executive officers, the ratification of our independent registered public accounting firm, and approval of the advisory vote on the stockholder proposal to repeal the classified board. For purposes of ratifying our independent registered public accounting firm, brokers have discretionary authority to vote and a broker non-vote on this proposal will have the same effect as a vote against the ratification of our independent registered public accounting firm.

Methods of Voting; Changing Votes

Stockholder of record; Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a broker, bank or other nominee, and you received a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the proxy materials, which will include the proxy statement, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as instructions on how to vote either in person at the Annual Meeting, via the Internet, by telephone or by mail. If you are a stockholder of record and you received a paper copy of these proxy materials, you can vote your shares of our Common Stock using any of the following means:

•	Voting by Proxy Cards. A stockholder may vote shares by returning a duly completed and executed proxy card to Dendreon Corporation, 1301 2nd Ave., Seattle, Washington 98101, Attention: Corporate

Secretary. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted “For” the election of the director nominee listed on the proxy card to our Board of Directors (Proposal 1), “For” the approval of the amendment to our 2009 Equity Incentive Plan (Proposal 2), “For” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3), “For” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4), and “Abstain” with respect to the stockholder proposal to repeal the classified board (Proposal 5).

•

Voting by Telephone or Internet.    A stockholder may vote shares until 11:59 p.m. Eastern Time on May 14, 2014 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his, her or its vote is recorded immediately.

•

Voting by Attending the Annual Meeting.    A stockholder may vote shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification. Prior notice of a stockholder’s intention to attend is appreciated and may be provided by contacting Investor Relations at (206) 455-2220 or IR@Dendreon.com. If a stockholder attends the Annual Meeting, he, she or it may also submit his, her or its vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker, bank or other nominee.

Beneficial owner: Shares held in “street name.”    If the shares you own are held in “street name”, then you may vote in accordance with the materials and instructions for voting the shares provided by your broker, bank or other nominee. If you wish to vote shares held in “street name” at the Annual Meeting, then you must obtain a proxy from your broker, bank or other nominee in order to vote your shares at the Annual Meeting in accordance with the materials and instructions for voting provided by your broker, bank or other nominee. If you do not vote by proxy or otherwise give voting instructions to your broker, bank or other nominee, such shares will not be voted by the broker, bank or other nominee for the election of directors, the approval of the amendment to our 2009 Equity Incentive Plan, the approval of, on an advisory basis, of the compensation of the Company’s named executive officers, or approval of, on an advisory basis, the stockholder proposal to repeal the classified board.

Changing Votes.    You may change your vote and revoke your earlier proxy at any time before it is exercised at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Dendreon Corporation, 1301 2nd Ave., Seattle, Washington 98101, Attention: Corporate Secretary; (2) voting again by telephone or Internet in the manner described above; or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. If you own shares in “street name” and want to revoke or change your vote after returning voting instructions to your broker, bank or other nominee, you may do so in accordance with the materials and instructions provided by your broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

Counting of Votes

Computershare Shareowner Services LLC, the transfer agent and registrar for our Common Stock, will count, tabulate and certify the votes cast at the Annual Meeting. A representative of Computershare Shareowner Services LLC will serve as inspector of elections at the Annual Meeting.

Stockholder Proposals

In order for stockholders to nominate an individual for election to the Board of Directors or propose other business to be taken at the Annual Meeting, each stockholder’s notice must contain certain prescribed information required by our Amended and Restated Bylaws as to each matter the stockholder proposes to bring before any Annual Meeting, as well as a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the nomination or proposal and/or otherwise to solicit proxies from stockholders in support of the nomination or proposal. The full text of the provisions of our Amended and Restated Bylaws dealing with stockholder nominations and proposals is available on our website and the SEC’s website, free of charge, at http://www.sec.gov. In addition, a copy of the full text of our Amended and Restated Bylaws may be obtained from our Corporate Secretary upon written request.

Under the SEC’s rules, stockholders who wish to submit proposals for inclusion in the proxy statement of our Board of Directors for the 2015 Annual Meeting of Stockholders must submit such proposals so that they are received by us at 1301 2nd Ave., Seattle, Washington 98101, on or before December 22, 2014. If the date of next year’s Annual Meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on May 15, then the deadline is a reasonable time before we begin to print and send proxy materials.

Stockholders who do not wish to use the mechanism provided by the rules of the SEC in proposing a matter for action at the next Annual Meeting must notify us in writing of the proposal or nomination for election to our Board of Directors and the information required by the provisions of our Amended and Restated Bylaws dealing with advance notice of stockholder proposals and director nominations. Pursuant to the advance notice provision of our Amended and Restated Bylaws, the notice must be submitted in writing to us not less than 90 days nor more than 120 days before the first anniversary of the previous year’s Annual Meeting. However, if the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date, then we must receive such notice at the address noted above not earlier than the close of business on the 120th day before such Annual Meeting and not later than the close of business on the later of (1) the 90th day before such Annual Meeting or (2) the tenth day after the date on which public announcement of the date of such Annual Meeting is made. Assuming that our 2015 Annual Meeting of Stockholders is not advanced by more than 30 days nor delayed by more than 30 days from the anniversary date of the Annual Meeting, any nomination or stockholder proposal for next year’s Annual Meeting submitted to us on or between January 15, 2015 and February 14, 2015 will be considered filed on a timely basis.

Solicitation

We will bear the cost of the solicitation of proxies for the Annual Meeting, including preparation of this proxy statement, the proxy card and any additional information furnished to stockholders, including any mailing charges. We have retained the services of MacKenzie Partners Inc. to assist in the solicitation of proxies. We expect to pay approximately $15,000 for these services, plus out-of-pocket expenses. We will, upon request, furnish hard copies of the solicitation materials to record holders of our Common Stock as well as forward materials to beneficial holders upon instruction by banks, brokerage houses, fiduciaries and custodians who are record holders of our Common Stock. We may, on request, reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials to beneficial owners. Proxies may be solicited by telephone, facsimile or personal solicitation. No additional compensation will be paid to our directors, officers or other employees for such services.

Householding of Annual Meeting Materials

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials may be sent to multiple stockholders in a household, which helps us reduce our printing costs and postage fees and helps the environment by using less paper. However, we will promptly deliver a separate copy of these documents to you if you write, email or call our Investor Relations department at 1301 2nd Ave., Seattle, Washington 98101, email: ir@dendreon.com, or telephone: (206) 455-2220. If you want to receive separate copies of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank, or other nominee record holder, or you may contact us at the above address, email or phone number.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of seven members. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of our Board of Directors into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors, and with each class having a three-year term. Our Board of Directors currently consists of two Class I directors, one Class II director and four Class III directors. The Class I, Class II and Class III directors were elected to serve until the Company’s annual meeting of stockholders to be held in 2016, 2014 and 2015, respectively, and until their respective successors are elected and qualified or until his or her earlier death, resignation or removal.

At the Annual Meeting, our stockholders will have an opportunity to vote for David C. Stump, M.D. as a nominee for Class II director. Pedro Granadillo, a Class II director, resigned from the Board of Directors on March 4, 2014. Proxies cannot be voted for a greater number of persons than the number of nominees named. Dr. Stump is currently a director of the Company and was previously elected as a director by stockholders of the Company. If elected at the Annual Meeting, Dr. Stump would each serve until the 2017 Annual Meeting and until his successor is elected and has been duly qualified, or until his earlier death, resignation or removal.

Directors are elected by the affirmative vote of a majority of the votes cast, present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that any of the director nominees fails to receive the required vote, the subject director is required to tender his resignation to the Board in accordance with our Amended and Restated Bylaws and our Policy Statement on Majority Voting, as adopted by the Board of Directors on December 1, 2011 at http://investor.dendreon.com/governance.cfm. In the event that any nominee should become unable to serve as a director, such shares will be voted for the election of such substitute nominee, if any, as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and our Board of Directors has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for Dr. Stump and each person whose term of office as a director will continue after the Annual Meeting. The information presented includes information each director has given us about their ages, all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Corporate Governance Committee and our Board of Directors to conclude that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board of Directors. No corporation or organization referred to below is a subsidiary or other affiliate of ours. All our directors bring to our Board a wealth of executive leadership experience derived from their diverse backgrounds.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE NOMINEE FOR CLASS II DIRECTOR.

Nominee for Election for a Three-Year Term Expiring at the 2017 Annual Meeting (Class II Director)

David C. Stump, M.D., age 64, has served as a member of our Board of Directors since June 2010. Dr. Stump was most recently at Human Genome Sciences, Inc. from November 1999 until December 2012. He served as Executive Vice President of Research and Development at Human Genome Sciences, Inc., a biopharmaceutical company, from May 2007 to December 2012, Executive Vice President of Drug Development from December 2003 to May 2007, and Senior Vice President, Drug Development from November 1999 to December 2003. Prior to joining Human Genome Sciences, Inc., Dr. Stump held several positions at Genentech, Inc., including Vice President of Clinical Research, and was named a Genentech Fellow in 1996 for leadership of its cardiovascular drug development activities. Prior to Genentech, Dr. Stump served as Associate Professor of Medicine and Biochemistry at the University of Vermont. He is currently a member of the Board of Directors for Sunesis Pharmaceuticals, Inc., a publicly traded pharmaceutical company, and MacroGenics, Inc., a publicly traded biopharmaceutical company. Dr. Stump also serves on the Board of Trustees for Earlham College. He received his M.D. from Indiana University and his bachelor’s degree from Earlham College. Dr. Stump completed his residency and fellowship training in internal medicine, hematology, and oncology at the University of Iowa and is board certified in all three areas. Dr. Stump’s medical and scientific background, as well as his leadership roles at leading biotech and pharmaceutical companies, provide him with expertise and qualifications to serve as a member of our Board.

Directors Continuing in Office until the 2015 Annual Meeting (Class III Directors)

John H. Johnson, age 56, has served as a member of our Board of Directors since August 2011, and was named Chair in July 2012. He has also served as our President and Chief Executive Officer since January 2012. Mr. Johnson previously served as the Chief Executive Officer and a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, from January 2011 until January 2012, and prior to that time, served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit from November 2009 until January 2011. He was also Chief Executive Officer of ImClone Systems Incorporated (“ImClone”), which develops targeted biologic cancer treatments, from August 2007 until November 2009, and served on ImClone’s Board of Directors until it was acquired by Eli Lilly in November 2008. Prior to joining ImClone, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit from 2005 until August 2007, President of its Ortho Biotech Products LP and Ortho Biotech Canada unit from 2003 until 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson currently serves on the Board of Directors of Cempra, Inc., a publicly traded clinical stage pharmaceutical company, and the Board of Directors of Portola Pharmaceuticals, Inc., a publicly traded pharmaceutical company. Mr. Johnson served as the Chairman of the Board of Directors of Tranzyme, Inc., a clinical stage biopharmaceutical company, from 2010 to 2013. He earned his bachelor’s degree from the East Stroudsburg University of Pennsylvania. Mr. Johnson’s dual role as an executive officer and director of Dendreon Corporation gives him unique insights into the day-to-day operations of our Company, a practical understanding of the issues and opportunities that face the Company, and its strategic planning, commercial growth, and strategic transactions, giving him the appropriate and valuable qualifications to serve as a member of our Board.

Susan B. Bayh, age 54, has served as a member of our Board of Directors since our acquisition of Corvas International, Inc. (“Corvas”), a biotechnology company, in July 2003. Prior to that, she served as a director of Corvas from June 2000 to July 2003. Ms. Bayh, retired since 2004, was a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana from 1994 to 2004. From 1994 to 2001, she was a Commissioner for the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the United States-Canada border. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company. She currently serves on the Board of Directors of Emmis Communications, a diversified media company, and previously served on the Board of Directors of Dyax Corp., a biotechnology company, from 2003 to March 2012, MDRNA, Inc. (formerly Nastech Pharmaceutical Company Inc.), a biotechnology company, from 2006 to 2009, Wellpoint, Inc., a health benefits company, from 2001 to 2013, and Curis, Inc., a therapeutic drug development company, from 2000 to 2013. Ms. Bayh received a B.S. from the University of California, Berkeley and her J.D. from the

University of Southern California Law School. Ms. Bayh’s service on multiple healthcare, pharmaceutical and biotechnology company boards, as well as her academic, international and regulatory experience, give her the skills and appropriate qualifications to serve as a member of our Board.

Dennis M. Fenton, Ph.D., age 62, has served as a member of our Board of Directors since November 2011. Dr. Fenton, who retired in 2008, previously held numerous positions from 1982 to 2008 at Amgen, Inc., a biotechnology company, including executive roles in process development, manufacturing, sales and marketing and research and development. From 2000 until 2008, Dr. Fenton was Executive Vice President responsible for worldwide operations, manufacturing, process development and quality. From 1995 until 2000, Dr. Fenton was Senior Vice President of Operations, and from 1992 until 1995, he was Senior Vice President of Sales, Marketing and Process Development. Prior to his time at Amgen, Inc., Dr. Fenton served as Senior Research Scientist at Pfizer, Inc., and previously was a research associate and graduate student at Rutgers University. Dr. Fenton currently serves as a member of the Board of Directors at Hospira Inc., a publicly traded biopharmaceutical company, XenoPort, Inc., a publicly traded biopharmaceutical company, Kythera Biopharmaceuticals, Inc., a publicly traded biopharmaceutical company, and Nora Therapeutics, a biopharmaceutical company. He previously served on the Board of Directors of Genelux Corporation, a biomedical company, from 2011 to 2013, and Napo Pharmaceuticals, Inc., a pharmaceutical company, from 2010 to 2014. Dr. Fenton received his B.S. in Biology from Manhattan College and his Ph.D. in Microbiology from Rutgers University. Dr. Fenton’s extensive experience in development, operations and sales and marketing gives him the appropriate and valuable qualifications to serve as a member of our Board.

David L. Urdal, Ph.D., age 64, has served as a member of our Board of Directors since 1995. Until his retirement in December 2011, he served as our Executive Vice President and Chief Scientific Officer since December 2010, and previously served as our Chief Scientific Officer and director since joining the Company in July 1995. He also served as Vice Chair of the Company’s Board of Directors from 1995 to June 2004, as Executive Vice President from January 1999 through December 2000, as the Company’s President from January 2001 to December 2003, and as Senior Vice President from June 2004 until December 2010. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, a biotechnology company, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal previously served as a director of VLST, a biotechnology company, from 2008 to 2013, and ORE Pharmaceuticals, Inc., a pharmaceutical drug repositioning and development company, from 2007 until 2010. Dr. Urdal received a B.S. in zoology, a M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington. Dr. Urdal’s biotechnology and pharmaceutical industry board and senior management experience, including his long-term senior management role with the Company, together with his scientific expertise and background give him the valuable and appropriate qualifications to serve as a member of our Board.

Directors Continuing in Office until the 2016 Annual Meeting (Class I Directors)

Bogdan Dziurzynski, D.P.A., age 65, has served as a member of our Board of Directors since May 2001. Since 2001, Dr. Dziurzynski has been a consultant in strategic regulatory management to the biotechnology industry. Dr. Dziurzynski currently serves on the Board of Directors of Anthera Pharmaceuticals Inc. and previously served on the Board of Directors of the Biologics Consulting Group and Allostera Pharma Inc. Dr. Dziurzynski is a fellow and past Chairman of the Board of the Regulatory Affairs Professional Society. From 1994 to 2001, Dr. Dziurzynski was the Senior Vice President of Regulatory Affairs and Quality Assurance for MedImmune, Inc., a biotechnology company. From 1988 to 1994, Dr. Dziurzynski was Vice President of Regulatory Affairs and Quality Assurance for Immunex Corporation, a biotechnology company. Dr. Dziurzynski has a B.A. in Psychology from Rutgers University, an M.B.A. from Seattle University and a Doctorate in Public Administration from the University of Southern California. Dr. Dziurzynski’s background and experience in biotechnology regulatory matters including the drug and device products approval process, product lifecycle management, product development and manufacturing, and all aspects of commercial product marketing, as well as his extensive period of board service and management roles within the industry give him the appropriate and pertinent qualifications to serve as a member of our Board.

Douglas G. Watson, age 69, has served as a member of our Board of Directors since February 2000 and was named Lead Independent Director in January 2012. Mr. Watson is Chief Executive Officer of Pittencrieff Glen Associates, a consulting firm that he founded in July 1999. From January 1997 to May 1999, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, the U.S. subsidiary of Novartis AG. From April 1996 to December 1996, Mr. Watson served as President and Chief Executive Officer of Ciba-Geigy Corporation, which merged into Novartis Corporation in December 1996. Mr. Watson’s career spanned 33 years with Novartis, having joined Geigy (UK) Ltd. in 1966. Mr. Watson also currently serves as Chairman of OraSure Technologies, Inc., a medical diagnostics company, and as a director of Delcath Systems, Inc., a specialty pharmaceutical and medical device company, and Wright Medical Group Inc., a specialty orthopedic company. Mr. Watson previously served on the Board of Directors of BioMimetic Therapeutics, Inc., a biotechnology company, from 1999 to March 2013, Genta Incorporated, a biopharmaceutical company, from 2002 to January 2011, Javelin Pharmaceuticals, Inc., a pharmaceutical company, from 2004 to 2010, and Engelhard Corporation, a surface and materials science company, from 1991 to 2006. Mr. Watson received an M.A. in Pure Mathematics from Churchill College, Cambridge University and holds an ACMA qualification as an Associate of the Chartered Institute of Management Accountants. Mr. Watson’s long-time and diverse experience in executive roles in the pharmaceutical industry, and board service in the biopharmaceuticals industry, together with his accounting background and financial expertise, give him the appropriate and valuable qualifications to serve as a member of our Board.

BOARD OF DIRECTORS

Director Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors and Corporate Governance Committee has determined that none of Ms. Bayh, Dr. Dziurzynski, Dr. Fenton, Dr. Stump, and Mr. Watson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market listing rules. Mr. Gerardo Canet and Mr. Granadillo also served on the Board of Directors in 2013 and each was determined to be an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market listing rules.

In making its independence determinations, the Corporate Governance Committee each year reviews any transactions and relationships between the director, or any member of his or her immediate family, and the Company, and bases the determination on information provided by the director, Company records and publicly available information during the year. Specifically, the Corporate Governance Committee will consider the following types of relationships and transactions: (1) principal employment of and other public company directorships held by each non-employee director; (2) contracts or arrangements that are ongoing or that existed during any of the past three fiscal years between our Company and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% stockholder; and (3) contracts or arrangements that are ongoing or that existed during any of the past three fiscal years between our Company and any other public company for which the non-employee director serves as a director. During 2013, there were no material relationships or transactions in these categories reviewed by the Corporate Governance Committee, nor were there any other similar relationships or transactions that the Corporate Governance Committee considered.

Board of Directors Meetings

Our Board of Directors held thirteen meetings in fiscal 2013. In fiscal 2013, each of our current directors attended at least 75% of the aggregate number of meetings of the Board and the number of meetings held by all committees on which he or she then served. We encourage but do not require the directors to attend the Company’s Annual Meeting. We schedule a regular meeting of the Board of Directors immediately following each annual meeting of stockholders. Six of our seven current directors attended the Company’s 2013 annual meeting of stockholders.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each of which has a written charter that is available on the Investors section of our website at http://investor.dendreon.com/governance.cfm.

Audit Committee

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Among other things, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, reviewing and discussing with our independent auditors critical accounting policies and practices for our Company, engaging in discussions with management and the independent auditors to assess risk for the Company and management thereof, and reviewing with management and the independent auditors the effectiveness of our internal controls and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors, including the resolution of disagreements, if any, between management and the auditors regarding financial reporting. In addition, the Audit Committee is responsible for reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The current members of the Audit Committee are Mr. Watson (Chair) and Drs. Fenton and Stump, each of whom the Board of Directors has determined is independent under the rules of the NASDAQ Stock Market and the independent requirements contemplated by Rule 10A-3 under the Exchange Act. The Audit Committee met eight times during 2013. The Board of Directors determined that each of Mr. Watson and Dr. Fenton is an “audit committee financial expert,” pursuant to the rules of the NASDAQ Stock Market and Item 407(d)(5) of Regulation S-K. Messrs. Canet and Granadillo also served on the Audit Committee in 2013 and were determined to be independent under the rules of the NASDAQ Stock Market and the independent requirements contemplated by Rule 10A-3 under the Exchange Act.

Compensation Committee

The Compensation Committee develops compensation policies and implements compensation programs, makes recommendations annually concerning salaries and incentive compensation, awards stock options and restricted stock to officers and employees under our stock incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation for officers and employees as the Board of Directors may delegate in accordance with the Compensation Committee charter. While the Corporate Governance Committee reviews and approves changes to non-employee director compensation pursuant to its charter, the Compensation Committee works in conjunction with the Corporate Governance Committee on such matters.

Compensation for our named executive officers each year is usually determined by the Board of Directors prior to or during the first quarter of the relevant year. When determining annual compensation levels and targets for our executives, the Compensation Committee reviews corporate goals, evaluates individual performance, considers competitive market data and establishes compensation based on these factors, or in the case of our named executive officers, makes recommendations to our Board of Directors, who then act as a whole to set compensation based on these factors. The values of each component of total direct compensation (base salary, target annual cash bonus and equity awards) for the current year, as well as total annual compensation for the prior year are all considered collectively by our Compensation Committee as part of this process.

Our Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist our Compensation Committee in determining the compensation of our named executive officers. Our Compensation Committee may, from time to time, delegate certain authority to authorized persons internally, including our human resources department, to carry out certain administrative duties. The Compensation Committee holds executive sessions (with no members of management present) at the majority of its meetings.

The current members of the Compensation Committee are Drs. Fenton (Chair) and Dziurzynski, Ms. Bayh and Mr. Watson, each of whom the Board of Directors has determined is independent under the rules of the NASDAQ Stock Market. Messrs. Canet and Granadillo also served on the Compensation Committee in 2013 and were determined to be independent under the rules of the NASDAQ Stock Market. The Compensation Committee met nine times during 2013.

Corporate Governance Committee

The Corporate Governance Committee considers and makes recommendations regarding corporate governance requirements and principles, periodically reviews the performance and operations of the standing committees of the Board of Directors and evaluates and recommends individuals for membership on the Company’s Board of Directors and committees. The processes and procedures followed by the Corporate Governance Committee are described below under the heading “Director Nomination Process”. The Corporate Governance Committee also reviews and approves changes to non-employee director compensation pursuant to its charter.

The current members of the Corporate Governance Committee are Dr. Dziurzynski (Chair), Ms. Bayh and Dr. Stump, each of whom the Board of Directors has determined is independent under the rules of the NASDAQ Stock Market. Mr. Fenton also served on the Corporate Governance Committee in 2013 and was determined to be independent under the rules of the NASDAQ Stock Market. The Corporate Governance Committee met nine times during 2013.

Director Nomination Process

Potential nominees for director are referred to the Corporate Governance Committee for consideration and evaluation. If the Corporate Governance Committee identifies a need to replace a current member of the Board of Directors, to fill a vacancy in or to expand the size of the Board of Directors, the Corporate Governance Committee will consider those individuals recommended as candidates for Board membership, including those recommended by stockholders, and hold meetings to evaluate biographical information and background material relating to candidates, and interview any selected candidates.

According to its adopted policy, the Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, our advisors and executive search firms. The Board of Directors does not currently prescribe any minimum qualifications for director candidates. The Corporate Governance Committee will consider the Company’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, biotechnology, health sciences or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC rules and the NASDAQ listing standards; service on other boards of directors; sufficient time to devote to Board matters; and the ability to work effectively and collegially with other Board members. Although the Board of Directors does not have a formal diversity policy for director candidates, the Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board of Directors and committees that are diverse in nature and comprised of experienced and seasoned advisors. The Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate those candidates in the same manner as candidates recommended by other sources if stockholders submitting recommendations follow the procedures established by the Corporate Governance Committee. We did not implement any changes to our process for stockholder recommendations of director nominees during 2013.

In making recommendations for director nominees for an annual meeting of stockholders of the Company, the Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, as well as the name and contact information of the stockholder or stockholders making the recommendation, and such other information as may be required under our Amended and Restated Bylaws. Recommendations for director nominees for the 2015 Annual Meeting of Stockholders must be mailed to Dendreon Corporation, 1301 2nd Ave., Seattle, Washington 98101, Attention: Corporate Secretary, faxed to our Corporate Secretary at (206) 219-7211 or e-mailed to secretary@dendreon.com on or between January 15, 2015 and February 14, 2015. No stockholder recommendations for director nominees were received for consideration in advance of the Annual Meeting pursuant to the procedures established by our Amended and Restated Bylaws.

Board Leadership Structure

Mr. Johnson has been Chair of the Board of Directors since July 2012. The Board of Directors has not historically had a formal policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board, as the Board believes it is in the best interests of the Company to make the determination regarding how to fulfill these functions based on the position and direction of the Company, and the membership of the Board of Directors at the pertinent time. The Board of Directors believes that the combined position of Chief Executive Officer and Chair is effective for the Company by maximizing strategic advantages, company expertise and industry expertise. Mr. Johnson is the director most familiar with the Company’s business and industry and best positioned to set and execute strategic priorities. The Board of Directors determined that Mr. Johnson’s leadership, driven by his deep business and industry expertise, enhances the Board’s exercise of its responsibilities.

As Mr. Johnson serves as both the Chief Executive Officer and the Chair of the Board of Directors, the Board also determined as of January 31, 2012 to appoint a Lead Independent Director, Mr. Watson. The position of Lead Independent Director has been structured to serve as an effective balance to the combined role of Chief Executive Officer and Chair of the Board. Since January 31, 2012, Mr. Watson has served as the Lead Independent Director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Board Chair;

•	working with the Chair of the Board and Corporate Secretary to set the agenda for Board meetings;

•	leading sessions of independent directors without management present; and

•	chairing Board meetings if the Chair of the Board is not in attendance.

The Lead Independent Director further strengthens the Board of Director’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The Board will evaluate this structure periodically, including the appointment of the Lead Independent Director.

Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board of Directors. The Corporate Governance Committee reviews enterprise-wide risk management. The Audit Committee focuses primarily on financial and accounting, legal and compliance, and IT systems risks. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs. The Compensation Committee also reviews compensation and benefits plans affecting employees as well as those applicable to executive officers. The Board of Directors considers strategic risks and opportunities and regularly receives reports from the committees regarding risk oversight in their areas of responsibility.

Compensation-Related Risks

The Company reviewed compensation-related risks with its compensation consultant. The review focused on the primary components of compensation, which are base salary, annual cash bonus and long-term equity incentive compensation. As described below, the Board believes that the Company has a well-balanced and diverse compensation structure in which risk has been mitigated through the use of benchmarking and by linking an appropriate portion of compensation to the Company’s long-term performance.

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Base salary compensation is reviewed by the Compensation Committee and approved by the Board for each executive based on individual performance during the prior year, as well as the base salary compensation paid to similarly situated officers in peer group companies and the recommendation of its compensation consultant. Because base salaries are periodically benchmarked to ensure consistency with industry practices, the impact of individual performance on base salary levels is limited. As a result, the Company believes that its policies and practices relating to base salary reduce the likelihood of excessive risk taking.

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Annual cash bonus compensation is reviewed by the Compensation Committee and approved by the Board for each executive based on the extent to which the Company’s corporate goals have been achieved for the prior year. For each executive, all of bonus compensation is tied to achievement of the corporate goals. Notably, the corporate goals are not tied to short-term improvements in earnings or stock value. Rather, the specific corporate goals established by the Board were selected because the Board believed them to be the key metrics used by management to achieve long-term business objectives and ensure the Company’s future success. As a result, the Company believes that the corporate goal component of bonus compensation has a focus on the Company’s long-term success. Because bonus compensation is tied to achievement of corporate goals that are linked to the long-term success of the Company, the Company does not believe that it encourages excessive risk-taking.

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Long-term incentive compensation is granted to executives based on a philosophy that equity grants with service- or performance-based vesting requirements tie a portion of the executives’ compensation to the Company’s long-term performance and thereby align the interests of executives with the interests of the Company’s stockholders. The Company provides long-term incentive awards primarily through the issuance of stock options and restricted stock awards, including stock options and restricted stock awards subject to performance requirements. Executives realize value on stock options only if the price of the Company’s Common Stock increases (which benefits all stockholders) and only if the executives remain employed by the Company beyond the date that their options vest. Grants of restricted stock awards encourage executive ownership of Company shares and align the incentives of our executives with the interests of the Company’s stockholders. In addition, the performance conditions established by the Board for performance-based stock options or restricted stock awards are also linked to the key metrics used by management to achieve long-term business objectives and the Company’s future success. Overall, the Company believes that its approach of tying a meaningful portion of executive compensation to the long-term value of the Company’s equity discourages inappropriate risk-taking and is a valuable tool in managing and mitigating any risks associated with its compensation policies and practices.

Based on its determination that the individual components of the Company’s compensation program do not individually or in the aggregate encourage excessive or inappropriate risk-taking, the Company has concluded that the risks associated with its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During 2013, the members of our Compensation Committee were Messrs. Canet, Granadillo and Watson, Ms. Bayh and Dr. Dziurzynski. No member of our Compensation Committee has been an officer or employee of our Company at any time. None of our executive officers during 2013 served as a director or as a member of the compensation committee of another entity that has an executive officer who served as a director of the Company or on our Compensation Committee during 2013.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have established a procedure for stockholders to communicate with the Board of Directors or a particular Board committee. Communications should be in writing, addressed to: Dendreon Corporation, 1301 2nd Ave., Seattle, Washington 98101, and marked to the attention of the Board of Directors or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chair of the committee involved, or in the case of communications addressed to the Board of Directors as a whole, to the Corporate Governance Committee.

DIRECTOR COMPENSATION

We compensate only our non-employee directors for serving on our Board of Directors. Our Board of Directors has adopted guidelines for the compensation of our non-employee directors. During 2013, each non-employee director received an annual retainer of $60,000. In addition, the Lead Independent Director received an additional $30,000 retainer per year, and the chairs of each of our Audit, Compensation and Corporate Governance Committees received an additional retainer per year of $25,000, $20,000 and $10,000, respectively. We also paid annual retainers to the members of the Audit Committee, Compensation Committee, and Corporate Governance Committee who are not committee chairs of $12,000, $10,000, and $5,000, respectively. All amounts were paid proportionately. For 2013, the total aggregate cash compensation earned by our non-employee directors for their periods of service was $618,712. In January 2014, the Board reviewed and maintained these guidelines for 2014. We also continue to reimburse each of our directors for expenses incurred in connection with attending Board of Directors’ meetings and for their service as directors in accordance with Company policy.

Our policy is to grant our new non-employee directors an initial equity award, which policy is updated from time to time at the discretion of the Board of Directors. In January 2014, the Board reviewed and maintained this policy to provide for an initial equity award for new non-employee directors elected prior to October 1st of any year equal to the prior year’s grant for the other non-employee directors, with 100% of such award to vest on the first anniversary of the date of grant. In January 2014, the Board of Directors also approved an annual equity award for each non-employee director of 25,000 shares of restricted stock that will vest over a year in equal quarterly installments.

The table below sets forth, for each non-employee director, the amount of cash compensation paid by us and the value of stock awards received from us for his or her service during 2013:

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash		Stock Awards ($) (1)	Total ($)
Susan B. Bayh	$75,000	(2)	$77,000	$152,000
Gerardo Canet(3)	41,000		—	41,000
Bogdan Dziurzynski, D.P.A	80,000	(4)	77,000	157,000
Dennis M. Fenton, Ph.D.	77,000	(5)	77,000	154,000
Mitchell H. Gold(6)	8,712		—	8,712
Pedro Granadillo(7)	92,000	(8)	77,000	169,000
John H. Johnson(9)	—		—	—
David C. Stump, M.D.	65,000	(10)	77,000	142,000
David L. Urdal, Ph.D.	60,000		77,000	137,000
Douglas G. Watson	120,000	(11)	77,000	197,000

(1)	Includes shares granted on January 3, 2014 for 2013 services, which vest in equal quarterly installments over one year from the date of grant. The compensation cost represents the aggregate fair value on the grant date as determined in accordance with ASC 718. For more information about the assumptions we made in determining the grant date fair value, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Our non-employee directors did not hold any unvested stock awards as of December 31, 2013. As of December 31, 2013, our non-employee directors held options to purchase the following number of shares of Common Stock: Ms. Bayh, 59,363; Dr. Dziurzynski, 42,863; Dr. Fenton, none; Mr. Granadillo, 14,192; Dr. Stump, 13,772; Dr. Urdal, 86,348; and Mr. Watson, 6,692.

(2)	Amounts shown include retainer, Compensation Committee member fee and Corporate Governance Committee member fee earned during 2013.

(3)	Mr. Canet resigned from the Board effective April 22, 2013.

(4)	Amounts shown include retainer, Corporate Governance Committee chair fee and Compensation Committee member fee earned during 2013.

(5)	Amounts shown include retainer, Audit Committee member fee and Corporate Governance Committee member fee earned during 2013.

(6)	Dr. Gold resigned from the Board effective February 22, 2013.

(7)	Mr. Granadillo resigned from the Board effective March 4, 2014.

(8)	Amounts shown include retainer, Compensation Committee chair fee and Audit Committee member fee earned during 2013.

(9)	Mr. Johnson received no compensation for 2013 services on the Board.

(10)	Amounts shown include retainer and Corporate Governance Committee member fee earned during 2013.

(11)	Amounts shown include retainer, Lead Independent Director fee, Audit Committee chair fee and Compensation Committee member fee earned during 2013.

Under corporate governance principles adopted by our Board of Directors in 2005, our non-employee directors are encouraged to own stock in our Company as a long-term investment. In January 2013, the ownership target was reviewed and maintained. Our non-employee directors are encouraged to own stock in our Company in an amount equal to three times the annual general Board of Directors’ retainer, with five years to achieve such target after a director has joined our Board of Directors. As of December 31, 2013, all of our non-employee directors who have met the length of service requirement are in compliance with the ownership guidelines. Drs. Fenton and Stump are not yet subject to the ownership guidelines as they have not yet met the length of service requirement.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Executive Summary to the Compensation Discussion and Analysis highlights how the Company’s significant corporate events and performance results for 2013 shaped the Compensation Committee’s subsequent executive compensation decisions. Dendreon achieved several operational successes in 2013, including restructuring the Company and lowering the costs of goods sold (COGS) for PROVENGE®, our first-in-class personalized immunotherapy for the treatment of prostate cancer. Dendreon also encountered challenges in commercializing PROVENGE in a highly competitive atmosphere. However, we believe PROVENGE addresses a significant unmet medical need as the only personalized treatment clinically proven to help extend the life of prostate cancer patients.

Dendreon sustained significant revenue levels from the sale of PROVENGE, with $283.7 million in net revenue in 2013, compared to $325.3 million in 2012 and $213.5 million in 2011. In addition, the European Commission authorized marketing in all 28 countries of the E.U. in 2013 as well as Norway, Iceland and Liechtenstein. Although the Company saw a decline in revenue in 2013, the Company made changes to improve the commercialization of PROVENGE over the long term.

As a first step toward bolstering the commercialization of PROVENGE, we recruited a talented Chief Executive Officer, Mr. John Johnson, in 2012. Mr. Johnson has over 30 years of significant management and commercial experience at publicly traded global pharmaceutical companies and biotechnology companies. In addition to hiring a strong chief executive with key commercial experience and a new management team, the Company has taken decisive, and sometimes difficult, action to:

•	Align our cost structure and internal infrastructure to meet our current demand;

•	Improve our operating efficiencies and decreasing our COGS for PROVENGE;

•	Invest in the commercialization of PROVENGE to drive revenue growth; and

•	Identify and implement strategic business development opportunities to strengthen our business model and provide a stable foundation for future stockholder value enhancement.

We added performance-based equity to our executive pay program to further align management and stockholder interests. To enhance stockholder value, we tied the executive annual bonus awards to the achievement of objectives that advance our overall strategic plan, designed to maximize the value of the company, which would then directly align the interests of management with those of stockholders. For 2013, annual bonuses were awarded at 57% of target given the achievement of our COGS target, the strategic objectives and the quality and compliance milestones as set forth in this table with details under “Annual Cash Bonus” below:

2013 Annual Cash Bonus Targets and Actual Performance*

Goal	Weighting	Target	Actual Achievement	Overall Achievement
Annual product revenue or product revenue of $100 million in any quarter	40%	$371-375 million	0% at less than $330 million	0%
Second half cost of goods sold (COGS) as a percent of second half revenue	25%	A reduction of our COGS as a percent of revenue as more fully detailed on pages 31 and 32	106% at 56.2% COGS at $143 million revenue	27%
Strategic objectives	25%	Achieve the objectives detailed below on page 31	100%	25%
Improved manufacturing quality and regulatory compliance milestones	10%	Achieve a workplace environment free of material deviations from industry best practices in the area of quality and compliance	50%	5%

*	See more detail below on pages 31 and 32.

Similarly, 57% of the first third of the long-term performance-based equity granted in January 2013 to our named executive officers vested, as described under “Long-term Equity Incentives” below. We also changed our executive pay program to further align the interests of our new management team with those of stockholders. Many of these actions were taken in response to feedback received following our 2013 say on pay vote.

Realizable and Realized Pay

The Committee believes that long-term, equity-based compensation drives long-term growth. Consideration of actual and potential values realizable from awards is a relevant factor in assessing the effectiveness of our compensation program’s continued ability to align with our stockholders’ long-term interests. Consistent with our pay for performance philosophy, the value of compensation granted is not realized by executives if performance goals are not met. The Summary Compensation Table reports the estimated value of long-term incentive awards at the time of grant; however, the value ultimately received by our named executive officers often differs significantly from the estimated value. To assess our pay for performance alignment, we look at realizable and realized compensation. Realizable compensation reflects the actual current value (as of year end 2013) of outstanding long-term incentive awards made in 2012 and 2013. Realized compensation reflects the actual value of awards that actually vested, or in the case of stock options, were exercised, during the year.

Realizable and realized compensation provide clarity on how compensation outcomes are influenced by company performance. This is particularly important at Dendreon because equity-based awards account for the most significant portion of the total compensation of our CEO and other named executive officers. The following graphs show the significant difference between the compensation reported in the Summary Compensation Table, realizable pay, and realized pay for 2012 and 2013 for the CEO.

(1)	Summary Compensation Table pay includes; (i) base salary, (ii) sign-on bonus, (iii) actual annual incentive earned (or “STI” in the chart), and (iv) the grant date fair value of long-term equity compensation (or “LTI” in the chart), each as reported in the Summary Compensation Table for the applicable year.

(2)	Realizable pay includes; (i) base salary and (ii) sign-on bonus, (iii) actual annual incentive earned (or “STI” in the chart), each as reported in the Summary Compensation Table for the applicable year, and (iv) long-term equity (or “LTI” in the chart) value reflecting the Black-Scholes value of outstanding (vested and unvested) option awards, calculated based on the stock price at the end of 2013 ($2.99) plus the value of vested and unvested restricted stock awards (time-based and performance-based) less forfeited shares , calculated based on the stock price at the end of 2013.

(3)	Realized pay includes; (i) base salary and (ii) sign-on bonus, (iii) actual annual incentive earned (or “STI” in the chart), each as reported in the Summary Compensation Table for the applicable year, and (iv) the in-the-money value of any option awards exercised in the applicable year plus the value of any restricted stock awards (time-based and performance-based), that vested in the applicable year (both options and restricted stock are included in “LTI” in the chart), calculated based on the stock price as of the vesting date.

Response to 2013 Say on Pay Vote

The Compensation Committee and Board of Directors significantly changed our compensation program in 2013 after reviewing trends in executive compensation and pay-related governance policies and in response to the results of the 2013 say on pay vote. At our 2013 Annual Meeting, stockholders did not provide majority support for our named executive officers’ compensation, with approximately 31% voting in favor of the proposal. In response, the Board of Directors and the Compensation Committee conducted an in-depth analysis of our compensation and governance practices, and engaged MacKenzie Partners and Mercer (US), Inc. (Mercer), as independent external experts in the field of governance and compensation practices to advise us.

In addition, members of the Compensation Committee and certain members of management reached out to our stockholders, representing over 80% of our institutionally held shares, to better understand the reasons for the vote outcome. We held direct conversations with every institutional investor who responded to our engagement request, and many of these conversations took place in person. These meetings occurred in the second half of 2013, while our Compensation Committee was considering changes to our executive pay program to ensure that our 2014 pay decisions reflected stockholders comments. Our stockholders were appreciative of our outreach and generally supportive of our proposed changes to our pay program. Because over half of our stock is held by retail stockholders, with whom it may be more difficult to initiate direct communication, we encourage our stock-

holders to correspond with the Company directly by contacting our Corporate Secretary. We assure you that we seriously consider comments and views from all stockholders, both large and small.

The principal changes to our executive compensation program and governance policies adopted since January 2013 are summarized in Table 1 below. Some of these changes will not be reflected in the compensation disclosed in this proxy statement because they were not made until after the end of 2013. In Table 2 below, we disclose our continuing positive pay and governance practices.

Table 1. Significant Actions Taken in Response to the 2013 Say on Pay Vote
Issues Raised by our Stockholders	Actions Taken	Effective	Referenced on Page
Majority of long-term incentives were time-based and not performance-based	LTI Mix for all NEOs: • 50% time-based equity • 50% performance-based equity	2013	33

Both short- and long-term incentive plans used the same operational performance metrics and lacked a long-term performance metric	For the 2014 equity grants, we applied a 3-year operational modifier based on cost of goods sold (COGS) at the end of the 3-year grant cycle to adjust the share amounts downward by up to 25% if the three year modifier is not met	2014	34

CEO pay was high relative to Company performance, especially in light of returns to stockholders	CEO pay declined year over year CEO total annual realizable pay for 2013 was $3.4 million, which is a decrease from $3.8 million in 2012 Half of the long-term equity incentive awards made in 2013 to the CEO have performance-based vesting The one-time CEO hiring inducement grant in 2012 was not repeated	2013	21-22, 33

No disclosure of performance targets for short- and long-term incentives	Enhanced disclosure of performance targets retrospectively used to measure payouts under the short- and long-term incentive plans	2014	31-32

No clawback policy	Adopted a clawback policy	2014	35

No anti-hedging or pledging policy	Adopted an anti-hedging policy and disclosed our anti-pledging policy which continues to be part of our insider trading policy	2014	35

No stock ownership guidelines	Adopted stock ownership guidelines for NEOs to align their interests with those of stockholders	2014	34

Enhanced disclosure	Enhanced Compensation Discussion and Analysis to better explain our compensation programs	2014	20-34

Table 2. Our Continuing Positive Pay and Governance Practices

“Double trigger” provisions for the acceleration of vesting of outstanding equity following a change in control and qualifying termination

No golden parachute excise tax gross-ups provided to any employee

Compensation plans that strive to pay out at median for target performance achievement with total compensation above the median for superior or extraordinary performance and below the median for below target performance

Limited perquisites for our named executive officers, comprised of payment for executive disability insurance premiums and matching on our 401(k) plan

Consideration of risk when designing our compensation plans

An independent compensation committee

Our 2013 Named Executive Officers

Our 2013 NEOs were:

John H. Johnson	President and Chief Executive Officer

Gregory R. Cox(1)	Vice President, Interim Chief Financial Officer and Treasurer

Gregory T. Schiffman(2)	Executive Vice President, Chief Financial Officer and Treasurer

Mark W. Frohlich, M.D.(3)	Executive Vice President, Research and Development and Chief Medical Officer

Joseph I. DePinto(4)	Executive Vice President, Commercial Operations

Christine Mikail(5)	Executive Vice President, Corporate Development, General Counsel and Secretary

(1)	Mr. Cox became Interim Chief Financial Officer and Treasurer on August 9, 2013.

(2)	Mr. Schiffman departed on December 31, 2013.

(3)	Dr. Frohlich departed on February 1, 2014.

(4)	Mr. DePinto departed on February 7, 2014.

(5)	Ms. Mikail departed on February 28, 2014.

In addition to recruiting a new CEO in 2012, we are in the process of building a new management team to assist in carrying out our plans to drive revenue growth by enhancing our commercialization of PROVENGE. In 2013 and 2014, we experienced management turnover, as evidenced above. We used the departures as an oppor-

tunity to flatten our reporting structure and realign certain parts of the organization. As of April 18, 2014, our executive officers and their positions are as follows:

John H. Johnson	President and Chief Executive Officer

William Monteith	Executive Vice President, Technical Operations

Lindsay Rocco	Executive Vice President, Corporate Communications

Andrew S. Sandler, M.D.	Executive Vice President, Chief Medical Officer

Karen E. Brophy	Vice President, Head of Human Resources

Gregory R. Cox	Vice President, Interim Chief Financial Officer and Treasurer

Robert L. Crotty	Vice President, Interim General Counsel and Secretary

William Jenkinson	Vice President, Chief Marketing Officer

Silvio Pacheco	Vice President, Chief Customer Officer

Compensation Philosophy

Pay for performance is the cornerstone of our executive compensation program. Our executive compensation program is designed to attract and retain the most talented executive officers and motivate them to enhance long-term stockholder value by achieving our financial, product commercialization, research and development and other corporate goals. Accordingly, while we pay competitive base salaries and provide other benefits, the majority of our named executive officers’ compensation opportunity is based on variable pay, thereby aligning management’s interests with those of our stockholders.

Our compensation philosophy is to provide overall compensation in the median range for comparable positions within our peer group of companies when targeted levels of performance are achieved. Our compensation program is structured provides total compensation above the median for superior or extraordinary performance and below the median for below target performance. The Compensation Committee generally seeks to target a mix between cash compensation and long-term equity incentives similar to the mix of the companies in our peer group. The elements of compensation include base salaries, annual cash bonuses, long-term incentives and severance benefits. It is important to target the levels and mix of compensation to our peers in order to attract, retain and incentivize the high quality executives whose efforts are important to our long-term success.

Our executive compensation program closely aligns pay with achieving our Company’s business objectives and corporate performance targets. The Company’s focus during 2013 emphasized:

•	Growing revenue year-over-year for PROVENGE;

•	Reducing our cost of goods sold (COGS) as a percent of revenue;

•	Achieving strategic objectives; and

•	Improving manufacturing quality and regulatory compliance milestones.

Our executive compensation performance objectives for 2013 were based solely on corporate goals (and did not contain a personal component), which we believe fosters a team approach among executives to collectively work toward meeting corporate objectives rather than solely focus on their single business lines, and thereby most directly aligns the interests of our executive officers with those of our stockholders. Achievement of the 2013 corporate goals is discussed in more detail below in “2013 Company Performance Goals”.

Role of Our Compensation Committee

The Compensation Committee’s responsibility is to review and consider management performance in achieving our corporate goals and to ensure that our Company’s compensation policies and practices are competitive and effective to motivate management, while avoiding inappropriate compensation-based risk. Our Company’s compensation policies and practices are developed by the Compensation Committee and implemented by our Board of Directors. The authority and responsibilities of the Compensation Committee are set forth in its charter and include:

•	Implementing all actions that have been delegated by our Board of Directors with respect to determining the compensation of officers and employees of our Company;

•

Proposing adoption, amendment and termination of equity incentive plans, stock purchase plans, and tax-qualified profit sharing plans, and other similar programs, which we refer to as our compensation plans;

•	Awarding grants under our compensation plans; and

•	Reviewing any other compensation matters as directed by our Board of Directors.

Our Compensation Committee considers feedback from stockholders and other sources regarding executive compensation. For example, our Compensation Committee reviews the results of any stockholder advisory votes to approve the compensation of our named executive officers and meets with stockholders and proxy advisory firms for feedback on our executive compensation practices. In addition to these meetings, our Compensation Committee met nine times in 2013. The Compensation Committee held discussions with senior management, reviewed compensation plan awards, reviewed our corporate objectives, and reviewed the elements and structure of the total compensation packages for our executive officers for 2013. The Compensation Committee believes that the Company’s compensation and benefits programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s risk mitigation features associated with its compensation program include:

•	Balance among short- and long-term incentives, cash and equity and fixed and variable pay;

•	Multiple performance measures;

•	Stock ownership guidelines;

•	Clawback policy;

•	Anti-hedging and pledging policies; and

•	Limited change-in-control (CIC) benefits and double-trigger CIC provisions.

Role of our Compensation Consultant

In 2013, the Compensation Committee continued to retain the services of Mercer, our external compensation consultant. The mandate of the consultant was to assist the Compensation Committee in its review of executive compensation practices, including the competitiveness of pay levels, retention programs, executive compensation design issues, market trends, and technical considerations. The Compensation Committee annually evaluates Mercer’s performance and retains the final authority to engage and terminate Mercer.

During 2013, Mercer advised the Compensation Committee in (i) determining the appropriate range for the base salaries for executive officers, (ii) establishing the range of potential awards for executive officers under our annual cash bonus program and (iii) determining individual equity grant levels for executive officers. While the Corporate Governance Committee reviews non-employee director compensation pursuant to its charter, Mercer also advises the Compensation Committee on director pay, in conjunction with the Corporate Governance Committee.

Mercer occasionally provides services or information to the Company’s management in order to structure compensation programs and guidelines for non-executive employees. The aggregate fees paid for those other services in 2013 did not exceed $120,000. Our Compensation Committee has determined that the provision by Mercer of services unrelated to executive and director compensation matters in fiscal year 2013 were compatible with maintaining the objectivity of Mercer in its role as compensation consultant to the Compensation Committee and that the consulting advice it received from Mercer was not influenced by Mercer’s other relationships with the Company. The Compensation Committee is sensitive to the concern that services provided by Mercer or its affiliates to management, and the related fees, could impair the objectivity and independence of Mercer. However, the Compensation Committee also recognizes that the services provided by Mercer to management are valuable to the Company and the provision of these services has not raised any conflicts of interest.

Role of our Management Team

In general, our senior management team supports our Compensation Committee in developing and implementing our executive compensation program. Specifically, as part of their annual compensation review, our human resources management team reviews other independent compensation consultants’ survey data for comparable biotechnology companies to provide input on recommendations by our independent compensation consultant regarding executive compensation, considering factors such as individual contributions and industry and competitive considerations. Our Chief Executive Officer, then Executive Vice President, Corporate Development, General Counsel and Secretary, and then Executive Vice President, Human Resources regularly attended Compensation Committee meetings in 2013 (excusing themselves from the meeting when their compensation was deliberated). In addition, in 2013, the Compensation Committee continued to its longstanding practice of engaging in regular executive sessions without management present.

Peer Group and Compensation Review

The Compensation Committee annually reviews the Company’s executive compensation against a peer group of companies to determine competitiveness and market trends. Taking into account the recommendations of Mercer, the Compensation Committee makes adjustments as necessary to ensure the peer group reflects the competitive market for talented executives. The Compensation Committee also annually reviews the executive pay practices of similarly-situated companies as reported in biopharmaceutical and biotechnology sector surveys and reports. We request customized reports so that the compensation data reflect the practices of peer companies. The Compensation Committee considers this information when making recommendations for each element of compensation.

In June 2012, the Compensation Committee engaged Mercer to analyze the executive compensation program for 2013 pay decisions. As part of its review, Mercer collected and analyzed competitive compensation data and compared the Company’s current compensation levels to the market peer group, and reviewed and made recommendations for changes to the Company’s peer group. In determining the peer group, Mercer considered market capitalization, revenue size, number of employees, and region of the country. In October 2012, Mercer presented the results of its review to the Compensation Committee and recommended replacing some companies in the 2011 peer group with new companies that are closer to our revenue size and/or market capitalization. In making the final determination for which companies to include in the peer group, the Compensation Committee also emphasized including companies that Dendreon competes with for executive talent. The Compensation Committee used the peer group created in 2012 for 2013 pay decisions.

Our Compensation Committee agreed that the following peer group for 2013 pay decisions selected by Mercer was appropriate given our Company’s revenue size, market capitalization and number of employees:

Acorda Therapeutics, Inc.	Cubist Pharmaceuticals, Inc.	Salix Pharmaceuticals, Ltd.
Alexion Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.	Seattle Genetics Inc.
Alkermes plc.	Momenta Pharmaceuticals Inc.	United Therapeutics Incorporated
Auxilium Pharmaceuticals, Inc.	Questcor Pharmaceuticals, Inc.	Viropharma Inc.
Biomarin Pharmaceuticals Inc.	Regeneron Pharmaceuticals Inc.

Below is a chart showing where we rank among our peer group for 2013 pay decisions:

Compensation Peer Group Comparison
	Revenue (in millions)	Market Capitalization (in millions)	Employees
25th percentile	$369.2	$1,515.5	525
Median	$464.3	$2,711.0	590
75th percentile	$870.9	$4,593.0	1,007
Dendreon Corp.	$325.5	$816.5	1,050
Percentile rank	18%	5%	76%

In 2013, the Compensation Committee again engaged Mercer to review the Company’s peer group. Mercer recommended changes to the peer group, and the Compensation Committee approved a new peer group for 2014 pay decisions.

Executive Compensation Program Design

The principal components of our executive compensation program are:

•	Base salary;

•	Annual cash bonus based on the achievement of Company objectives; and

•	Long-term equity incentives in the form of restricted stock awards with time-based and performance-based vesting.

A significant proportion of each named executive officer’s total compensation is at-risk or performance based thereby aligning compensation with both the success of the Company’s business strategy and objectives, as well as the value realized by stockholders. Over 86% of our CEO’s target compensation and 74% of our other named executive officers’ target compensation is tied to the achievement of key performance goals and the Company’s stock price. Fixed compensation in the form of annual base salary represents a small portion of our executives’ compensation (approximately 14% for our CEO and on average 26% for our other named executive officers). Our annual cash bonuses are based on the achievement of corporate operational and strategic goals. Our long-term incentive program is designed to deliver a significant portion of each named executive officer’s total direct compensation in the form of equity (restricted stock awards with time-based and performance-based vesting). The following graphs show the relative weight of the base salary, target annual short-term incentive, and annual long-term incentive (based on the grant date value of 2013 time-based and performance-based equity awards) for our CEO and other named executive officers as a group.

2013 Target Pay Mix for the CEO and Other NEOs as a group

Base Salary

Base salary is designed to deliver a limited portion of compensation at a fixed level to provide our named executive officers with some economic security for performing their executive responsibilities. Base salary ranges are determined based on a number of factors, including the officer’s position, specific responsibilities, level of experience, individual performance and Company performance, as well as market data from the peer group companies. We establish the other key components of each named executive officer’s compensation package, including annual cash bonus and long-term equity incentives, with reference to base salary. Our Compensa-

tion Committee targets base salaries at approximately the median of comparable positions of peer companies and reviews base salaries annually and upon promotion.

In December 2012, the Compensation Committee reviewed the base salary of our CEO, Mr. John Johnson, in connection with setting the level of his overall compensation for 2013, and determined to recommend against a base salary increase, which the Board of Directors approved, because the Company failed to meet its forecasted 2012 revenue guidance.

In December 2012, the Compensation Committee also reviewed the base salaries of the other named executive officers in connection with determining their overall compensation for 2013. The Compensation Committee determined that a 3% increase in base salary was warranted for Messrs. Schiffman and DePinto, Dr. Frohlich and Ms. Mikail. These increases reflected positive individual performance reviews and were intended to ensure base salaries remained in the mid-range for their positions in the peer group. Mr. Cox’s salary was increased after his promotion to Interim Chief Financial Officer and Treasurer, effective August 9, 2013.

Base Salaries and Percentage change from 2012 to 2013
Executive	Salary 2012		Salary 2013		Percentage change
John H. Johnson	$800,000		$800,000		0%
Gregory R. Cox		(1)	$450,000	(1)	(1)
Gregory T. Schiffman	$437,000		$450,000		3%
Mark W. Frohlich, M.D.	$450,000		$464,000		3%
Joseph I. DePinto	$390,000		$402,000		3%
Christine Mikail	$400,000		$412,000		3%

(1)	Mr. Cox became a named executive officer in 2013. Mr. Cox’s salary was increased after his promotion to Interim Chief Financial Officer and Treasurer, effective August 9, 2013.

Looking ahead to 2014, given the Company’s 2013 performance, the Compensation Committee recommended and the Board of Directors approved no merit increases to any of the named executive officers.

Annual Cash Bonus

Annual cash bonus awards are established each year as a percentage of base salary for each executive officer and are paid out based on our achievement of corporate objectives in accordance with the Dendreon Corporation Incentive Plan. Named executive officer cash bonus awards are based on the achievement of pre-established corporate objectives to reflect our pay-for-performance philosophy. Actual payout depends on the Company’s performance compared against the corporate goals.

In December 2013, the Compensation Committee recommended the Board of Directors approve 2013 annual cash bonus awards for our named executive officers at 57% of target. The Board of Directors approved the annual cash bonus awards in January 2014. Annual cash bonus targets are based on each officer’s title and responsibilities and expected ability to impact corporate performance. These bonus targets are also reviewed for consistency with comparable executive officer functions within the Company and available survey data, including Mercer’s reports as to their relative competitiveness. Our Compensation Committee selects cash bonus award target percentages at approximately the median for comparable positions within our peer group of companies.

Named executive officer 2013 target cash bonus awards, as a percentage of base salary, are set forth in each executive’s employment agreement and are as follows:

Annual Cash Bonus as a Percentage of Base Salary
Executive	Target	Actual(1)
John H. Johnson	100%	57%
Gregory R. Cox	50%	28.5%
Gregory T. Schiffman	50%	(2)
Mark W. Frohlich, M.D.	50%	28.5%
Joseph I. DePinto	50%	28.5%
Christine Mikail	50%	28.5%

(1)	Calculated at 57% of target amount based on achievement of the corporate goals.

(2)	As a result of his departure on December 31, 2013, Mr. Schiffman entered into a separation and release agreement that paid him severance under the terms of his employment agreement so he did not receive an annual cash bonus.

2013 Company Performance Goals

In early 2013, the Compensation Committee reviewed and recommended, and the Board of Directors approved, performance goals for the Company, including each goal’s relative weighting, and the minimum, target and maximum achievement levels for each goal, if applicable. The Compensation Committee chose these performance goals, and the relative weighting assigned to each goal, because it considers them to be the key metrics used by management to achieve long-term business objectives, evaluate the Company’s performance and ensure the Company’s future success. We set rigorous goals that are aligned with our commitment to stockholders.

As stated above, our Company’s most critical corporate goals for 2013 were to achieve:

•	Growing revenue year-over-year for PROVENGE;

•	Reducing our cost of goods sold (COGS) as a percent of revenue;

•	Achieving strategic objectives; and

•	Improving manufacturing quality and regulatory compliance milestones.

In January 2014, the Board of Directors assessed the Company’s performance under each of the 2013 performance goals to determine to what extent the goal was achieved. Annual bonus payout amounts were determined based on achieving threshold, target, or maximum performance with respect to these four corporate objectives as follows:

Annual Bonus Plan Goals, Targets and Achievement Levels
Goal	Threshold	Target	Maximum	Actual Achievement	Overall Percentage Achievement
Annual product revenue or product revenue of $100 million in any quarter(1) (40% weighting)	$330 million	$371-375 million	$410 million	0% Achieved $283.7 million	0%

Second half cost of goods sold (COGS) as a percent of second half revenue (25% weighting)	69.9%	Given second half revenue of $143 million, a COGS goal of 58.7%(2)	53.1% or less at $143 million second half revenue	106.3% 56.2% COGS at $143 million second half revenue	27%

Strategic objectives (25% weighting)	N/A	- Obtain European regulatory approval for PROVENGE - Achieve research and development goals in the following: (a) complete enrollment in PROCEED registry; (b) enroll 20 patients in Xtandi combination study; and (c) enroll 1st patient in screening registry - Achievement of business development activities - Board approval of a 5-year corporate strategic plan	N/A	100% - Obtained European regulatory approval for PROVENGE - Achieved research and development goals: (a) completed enrollment in PROCEED registry; (b) enrolled 20 patients in Xtandi combination study; and (c) enrolled 1st patient in screening registry - Board approved a 5-year corporate strategic plan	25%
Improved manufacturing quality and regulatory compliance milestones (10% weighting)	N/A	Achieve a workplace environment free of material deviations from industry best practices in the area of quality and compliance	N/A	50% Limited product recall that affected less than 0.3% of PROVENGE patients who had taken the drug as of the year ended 2013	5%
Total goal achievement percentage					57%

(1)	$100 million of revenue in a quarter was a stretch goal for the Company.

(2)	Because COGS are significantly dependent on level of revenue, the COGS goal was established for a range of different revenue levels for the second half of 2013. Therefore, based on second half revenue of $143 million, the COGS percentage target had been set at 58.7% after adjusting for costs that are variable on revenue. Inventory write-offs from antigen were excluded from the calculation as the circumstances that led to this inventory impairment were deemed to be uncontrollable. Our actual second half adjusted COGS percentage was 56.2%, which was better than the target of 58.7%. Therefore, we achieved 106.3% of target for the individual goal or an overall achievement of 27% for all goals. This goal was set at 47.6% COGS for $200 million in second half revenue, and we had the ability to measure performance at different revenue levels with an adjustment made for variable costs.

As indicated in the chart above, 2013 annual cash bonus payouts were 57% of their target opportunities, and were based entirely on achievement of the corporate goals with no discretion to award payouts based on individual performance.

The following table summarizes the total annual cash bonus awards earned by each named executive officer for 2013:

Named Executive Officer	Base Salary	Annual Plan Target %(1)	Annual Plan Target $	2013 Cash Incentive Earned(2)
John H. Johnson	$800,000	100%	$800,000	$456,000
Gregory R. Cox	$450,000	50%	$225,000	$128,250
Gregory T. Schiffman(3)	—	—	—	—
Mark W. Frohlich(4)	$464,000	50%	$232,000	$132,240
Joseph I. DePinto(5)	$402,000	50%	$201,000	$114,570
Christine Mikail(6)	$412,000	50%	$206,000	$117,420

(1)	The annual cash bonus target percentage is a percentage of base salary.

(2)	Based on 57% achievement of the corporate goals.

(3)	Mr. Schiffman left his position as Executive Vice President, Chief Financial Officer on December 31, 2013. As a result of his departure, Mr. Schiffman entered into a separation and release agreement with the Company which paid him severance pursuant to the terms of his employment agreement prior to payment of the annual cash bonus.

(4)	Dr. Frohlich left his position as Executive Vice President, Research and Development and Chief Medical Officer on February 1, 2014.

(5)	Mr. DePinto left his position as Executive Vice President, Commercial Operations on February 7, 2014.

(6)	Ms. Mikail left her position as Executive Vice President, Corporate Development, General Counsel and Secretary on February 28, 2014.

Annual cash bonus awards were paid in cash in the first quarter of 2014. For more information about 2011, 2012 and 2013 awards, see “Executive Compensation — Summary Compensation Table”.

Long-Term Equity Incentives

Our long-term incentive compensation plan is an integral part of our compensation program. We believe that equity grants that vest over a period of years motivate our executives by tying a portion of their compensation to the Company’s long-term performance, thereby aligning their interests with those of stockholders.

Our equity compensation program delivers compensation to executives when the Company performs well and the value of the Company’s Common Stock increases. These equity grants are also intended to promote executive retention, since unvested restricted stock and stock option awards generally are forfeited if the executive voluntarily leaves the Company.

We have historically provided long-term incentive compensation awards primarily through the issuance of stock options and/or restricted stock. Our executives realize value on stock options only if our stock price increases (which benefits all stockholders) and only if they remain employed with us beyond the date their options vest. Grants of restricted stock awards (RSAs) encourage executive ownership of the Company’s shares, provide balance to stock option grants, and align the incentives of our executives with the interests of our stockholders. These awards also provide executives with some certainty regarding the value of the compensation they are receiving during periods of stock market volatility, which furthers the Company’s fundamental goal of awarding compensation that helps attract and retain highly skilled employees. When awarding restricted stock, the Compensation Committee considers the extent to which including full-value shares in the long-term portion of total compensation is consistent with the compensation practices of our peer group. In recent years, the Compensation Committee has generally awarded RSAs to the executives because of the volatility of the Company’s stock price and to conserve the number of shares in our equity pool.

At the end of each year, the Compensation Committee, with the assistance of management, considers the long-term incentive compensation award that should be given to each named executive officer by assessing his or her individual performance and total compensation, including the value of outstanding options, RSAs and restricted stock held by the executive. The Compensation Committee also considers the type and amount of equity awards granted by the peer group companies and strives to award compensation around the median of equity compensation paid to similarly situated officers within the peer group. However, our compensation program is structured to provide long-term incentive compensation above the median for superior or extraordinary performance and below the median for below target performance. We aim for this range because our compensation philosophy is to emphasize equity-based long-term incentive compensation to align our compensation program with stockholder value creation and reflect the risk profile of our stockholders.

We have historically made incentive equity awards at the time of an executive officer’s hire or promotion as well as on an annual basis. The philosophy is to award the annual awards during January each year to ensure consistency from year-to-year. Equity awards for named executive officers are granted under our 2009 Equity Incentive Plan, as amended, and generally vest over four years for time-based awards and three years for performance-based awards. Our vesting practice for time-based equity grants has been as follows: 25% of the grant vests on the first anniversary and 6.25% vests every three months thereafter. Vesting of performance-based equity grants is typically in three equal annual installments.

2013 Long-Term Equity Awards

In recommending annual equity incentive awards for 2013, the Compensation Committee considered Mercer’s input in determining the appropriate target dollar values for executive officer grants. This award value was converted to the number of shares underlying the equity grants in restricted stock based on the closing price at the date of grant. The Compensation Committee also considered the number and potential value of vested and unvested outstanding options, prior vested and unvested RSAs held by our named executive officers, and the desire to conserve the number of shares in our equity pool.

In December 2012, the Compensation Committee recommended, and in January 2013 the Board of Directors approved, awards of time-based and performance-based restricted stock to our named executive officers. The Compensation Committee, recognizing the importance of aligning the interests of the executives with those of stockholders, determined that each named executive officer would receive a significant portion of restricted stock as performance-based equity. This is a change in our prior compensation practice where only certain members of management received performance-based equity and such performance-based equity did not represent a significant portion of the equity grant. The Board of Directors, upon recommendation of the Compensation Committee, decided to grant RSAs to each named executive officer, with 50% vesting over three years based solely on performance metrics determined by the Board of Directors for 2013, 2014 and 2015. The performance metrics match the Company’s corporate goals. Therefore, for 2013, the performance metrics are disclosed above under “Annual Cash Bonus”. Performance metrics for 2014 have been determined and performance metrics for 2015 will be determined when the Company’s corporate goals are approved. Mr. Johnson received awards of 350,000 performance-based RSAs and 45,189 performance-based stock options. For the other named executive officers, performance-based RSAs were granted in January 2013 as follows: Messrs. Schiffman and DePinto, Dr. Frohlich and Ms. Mikail: 94,501 shares each. The unvested portions of these awards were forfeited when Mr. DePinto, Dr. Frohlich and Ms. Mikail left the Company.

Named executive officers with the Company as of January 2013 also received time-based RSAs that vest over a four-year period beginning on the grant date with 25% of the award vesting on the first anniversary of the grant date, and the remaining shares vesting quarterly over the next three years. In January 2013, time-based RSAs were granted as follows: Mr. Johnson: 395,189 shares; Messrs. Schiffman and DePinto, Dr. Frohlich and Ms. Mikail: 94,502 shares each. The unvested portions of these awards were forfeited when Mr. DePinto, Dr. Frohlich and Ms. Mikail left the Company.

In January 2013, Mr. Cox received an award of 52,000 time-based RSAs vesting over a four-year period with 25% of the award vesting on the first anniversary of the grant date, and the remaining shares vesting quarterly over the next three years. In addition, after his promotion to Interim Chief Financial Officer and Treasurer, on October 1, 2013, Mr. Cox received awards of (i) 42,068 time-based RSAs vesting over a four-year period with 25% of the award vesting on the first anniversary of the grant date, and the remaining shares vesting quarterly over the next three years, and (ii) 34,014 performance-based RSAs vesting annually over a three-year period only if certain performance criteria are achieved for each third of the award. The first third of the performance-based equity granted in January 2013 to our named executive officers vested at 57%, in accordance with the achievement of the corporate goals, discussed above under “Annual Cash Bonus”.

2014 Developments in Equity Based Compensation

In January 2014, the Board of Directors, upon recommendation of the Compensation Committee, decided to grant stock options or RSAs with 50% of these awards earned over three years based solely on performance metrics determined by the Board of Directors for each of 2014, 2015 and 2016. In addition, the performance awards are subject to a three-year operational modifier based on cost of goods sold (COGS) at the end of the three-year grant cycle to adjust the share amounts downward by up to 25% if the three-year modifier is not met. The three-year modifier performance metric does not adjust upward if performance is exceeded. This three-year modifier performance metric is different than the annual performance metrics. Executives will earn performance awards over three years, but will not vest until the third year, after the operational modifier has been applied. We incorporated this three-year modifier performance metric in order to address the stockholder concern that both short and long term incentive plans used the same operational performance metrics and lacked a long-term performance metric. In addition, we decided to focus on decreasing COGS as a key financial objective to generate more stockholder value. This dual structure incentivizes ongoing annual attainment of rigorous performance metrics while still maintaining a long-term focus on driving down costs.

Perquisites and Other Elements of Compensation

We do not provide significant perquisites to our named executive officers. In 2013, we paid for executive disability insurance premiums for Messrs. Johnson, Cox Schiffman and DePinto, Dr. Frohlich and Ms. Mikail. Our $4,000 401(k) plan matching contribution was available to all of our employees who participate in the plan.

Pay Policies and Practices

Stock Ownership Guidelines

The Board of Directors believes that the members of our executive committee (EC), which includes our named executive officers, should have a meaningful economic stake in the Company to align the interests of management with those of stockholders. Therefore, in 2014 the Board adopted stock ownership guidelines for our EC members. The guidelines are designed to maintain management stock ownership at levels high enough to ensure that the executive management team is committed to enhancing stockholder value.

Under these guidelines, our EC members are required to maintain an ownership position, expressed as a multiple of salary or number of shares as follows:

Stock Ownership Guidelines

Executive	Multiple of salary or number of shares	In compliance yes/no
CEO	Lesser of 3x base salary or 850,000 shares	Pending(1)
Other EC members	Lesser of 1x base salary or 100,000 shares	Pending(1)

(1)	Individuals who were EC members as of January 2, 2014, have until January 2, 2019 to satisfy the equity ownership requirements. Individuals who become EC members after January 2, 2014 will have five years from the date he or she joins the EC to satisfy the equity ownership requirements.

Unexercised stock options, unearned performance stock and unvested time-based restricted stock do not count towards meeting these guidelines. The Compensation Committee periodically reviews stock ownership levels of the EC members to ensure compliance. Our named executive officers are still in the five-year grace period to satisfy these ownership requirements. The stock ownership guidelines are located on our website.

Clawback Policy

In January 2014, our Board of Directors adopted a clawback (also known as a recoupment) policy. This policy applies to all members of our EC, including the named executive officers. Under the policy, the Company has the authority to recover compensation paid within the prior three years if the Company is required to restate its accounting statements because of material noncompliance with financial reporting requirements under the securities laws. The restatement must result in a reduction in the amount of an annual bonus or other incentive compensation for an EC member, and be the result of an executive’s knowing or intentional fraudulent or illegal misconduct. The Board of Directors may require reimbursement or forfeiture of all or a portion of (i) any bonus or incentive compensation awarded to or received by the executive (ii) any equity-based compensation awarded to or realized by the executive, and (iii) any profits realized, directly or indirectly, from the sale of Company securities by the executive during the 12-month period following the filing of the erroneous accounting statement. The clawback policy is located on our website.

Anti-Hedging and Anti-Pledging Policy

In January 2014, our Board of Directors adopted an anti-hedging policy, which prohibits hedging or monetization transactions involving Company stock by any officer, director or employee of the Company. Hedging or monetization transactions allow individuals to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as the Company’s other stockholders. The anti-hedging policy is located on our website.

The Company also continues to have an anti-pledging policy as part of its insider trading policy. The anti-pledging policy states that nobody subject to the insider trading policy, including the named executive officers, may purchase Company securities on margin, borrow against Company securities held in a margin account, or pledge Company securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge Company securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Employment Agreements

We have entered into employment agreements with each of our named executive officers to attract and retain executives and to remain competitive in our industry. Each of our named executive officers is employed on an at-will basis without a specified term. For more information about our executive employment agreements, see “Executive Compensation — Summary of Executive Employment Agreements and Compensatory Terms” below.

Post-Termination Compensation and Benefits

The employment agreements of the named executive officers provide for certain post-termination payments and benefits as follows:

•	Severance generally

Upon termination without cause or resignation for good reason (as defined in the applicable employment agreement), our named executive officers other than our Chief Executive Officer will receive a lump-sum payment equal to 125% of their base salary and 125% of the target annual cash bonus award identified for the relevant year, and our Chief Executive Officer will receive a lump-sum payment equal to 200% of his base salary and 200% of the target annual cash bonus award identified for the relevant year. In addition, each executive will receive full acceleration of all stock options and restricted stock awards held by him or her. Furthermore, our named executive officers other than our Chief Executive Officer will be entitled to payment for continued health benefits coverage by us for up to 18 months, and receive up to $10,000 for moving expenses or outplacement services. Our Chief Executive Officer will be entitled to payment for continued benefits coverage, including health benefits, life, accidental death and dismemberment and disability insurance, by us for up to 24 months, and receive up to $50,000 for moving expenses or outplacement services incurred within one year of termination.

Upon termination for cause or voluntary termination other than for good reason by an executive, we will not pay any additional benefits other than for accrued and unpaid salary and vacation.

•	Severance payable in connection with a change of control

In the event of termination without cause or resignation for good reason (as defined in the applicable employment agreement) on or within twelve months following a change of control (as defined in the applicable employment agreement) or three months prior thereto and in anticipation thereof, our named executive officers other than our Chief Executive Officer will receive a lump-sum payment equal to 150% of their base salary and 150% of the target annual cash bonus award identified for the relevant year. In the event of termination without cause or resignation for good reason (as defined in the employment agreement) on or within twenty-four months following a change of control (as defined in the employment agreement) or three months prior thereto and in anticipation thereof, our Chief Executive Officer will receive a lump-sum payment equal to 250% of his base salary and 250% of the target annual cash bonus award identified for the relevant year. In addition, each executive will receive full acceleration of all stock options and restricted stock awards held by him or her. Furthermore, our named executive officers other than our Chief Executive Officer will be entitled to payment for continued health benefits coverage by us for up to 18 months, and receive up to $10,000 for moving expenses or outplacement services. Our Chief Executive Officer will be entitled to payment for continued benefits coverage, including health benefits, life, accidental death and dismemberment and disability insurance, by us for up to 30 months, and receive up to $50,000 for moving expenses or outplacement services incurred within one year of termination.

•	Severance payable in the event of other terminations (death or disability)

Upon death, a named executive officer’s beneficiary will continue to receive the executive’s annual base salary up to the earlier of six months or the commencement of death benefits and will also receive a pro rata target annual cash bonus award for the year in which the termination of employment occurs; in addition, the stock options and restricted stock awards held by the executive will be subject to full acceleration.

Upon disability, a named executive officer other than our Chief Executive Officer will receive a cash lump sum in an amount equal to half of the executive’s annual base salary as well as a pro rata target annual cash bonus award for the year in which the termination of employment occurs; in addition, the executive will receive full acceleration of all stock options and restricted stock awards held by him or her. Our Chief Executive Officer will receive a pro rata target annual cash bonus award for the year in which the termination of employment occurs; and full acceleration of all stock options and restricted stock awards held by him.

•	No tax gross-up benefits

None of our executive employment agreements includes a gross-up for excise taxes that would be payable by an executive on benefits in excess of the amount permitted under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The executive employment agreements provide that we will either pay the entire severance amount to the named executive officer, who will then be subject to and responsible for the excise tax, or we will reduce the severance to be paid to an amount low enough to avoid the tax to the executive, whichever alternative is the better result for the executive.

For more information about our amended executive employment agreements, see “Executive Compensation — Summary of Executive Employment Agreements and Compensatory Terms” below. In reviewing and evaluating the compensation and benefits payable under these arrangements in effect during 2013, the members of our Compensation Committee relied on their knowledge of similar post-termination arrangements for other companies with which the members were affiliated or familiar and guidance from Mercer. For more information about our post-termination compensation and benefits, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” below.

Tax and Regulatory Considerations

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code. Deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers, and our Compensation Committee may, in its judgment, authorize compensation payments that do not qualify as performance-based compensation when it believes such payments are appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

From the members of the Compensation Committee of the Board of Directors,

Dennis M. Fenton, Ph.D. (Chair)

Susan B. Bayh

Bogdan Dziurzynski, D.P.A.

Douglas G. Watson

EXECUTIVE OFFICERS

Our executive officers and their positions and ages as of April 18, 2014 are as follows:

Name	Age	Position
John H. Johnson[1]	56	President and Chief Executive Officer
William Monteith	56	Executive Vice President, Technical Operations
Lindsay Rocco	35	Executive Vice President, Corporate Communications
Andrew S. Sandler, M.D.	49	Executive Vice President, Chief Medical Officer
Karen E. Brophy	51	Vice President, Head of Human Resources
Gregory R. Cox	48	Vice President, Interim Chief Financial Officer and Treasurer
Robert L. Crotty	40	Vice President, Interim General Counsel and Secretary
William Jenkinson	43	Vice President, Chief Marketing Officer
Silvio Pacheco	48	Vice President, Chief Customer Officer

1.	The biographical information for Mr. Johnson is provided in “Proposal 1 — Election of Directors” above.

William Monteith has served as our Executive Vice President, Technical Operations since January 2013 and previously served as our Vice President, Technical Operations Strategy from October 2012 to December 2012 and Vice President and General Manager of the Morris Plains, New Jersey manufacturing facility from May 2009 to October 2012. Prior to joining Dendreon, Mr. Monteith served as Vice President, Technical Operations at Sandoz Corporation, a division of Novartis, from June 2008 to May 2009. From July 2004 to June 2008, Mr. Monteith was Vice President, Operations at Shire Pharmaceuticals. Prior to July 2004, Mr. Monteith spent 22 years with Wyeth Pharmaceuticals in various roles with increasing responsibilities in the areas of manufacturing, technical support/validation, and quality operations. Throughout his 30-year career, Mr. Monteith has garnered significant experience in technical operations, quality assurance, and manufacturing operations. Mr. Monteith holds a Bachelor of Science degree in chemistry/pre-medical studies from Saint Lawrence University, Canton, New York.

Lindsay Rocco has served as our Executive Vice President, Corporate Communications since November 2012. Most recently, Ms. Rocco served as Senior Vice President and a member of the leadership team at Rx Mosaic Health from February 2010 to November 2012. Prior to that, Ms. Rocco served as a Director, Public Affairs at Roche-Genentech, a pharmaceutical company, from June 2008 to January 2010. Throughout her career, Ms. Rocco has held senior-level positions with several healthcare public relations agencies within global holding companies, including the Omnicom Group and Publicis, and with MCS Healthcare Public Relations, an independent agency. She currently serves on the Board of Governors for the New York Chapter of the Arthritis Foundation. Ms. Rocco holds a Bachelor of Business Administration in Marketing from the Joseph A. Sellinger School of Business Administration and Management at Loyola University in Maryland.

Andrew S. Sandler, M.D. has served as our Executive Vice President, Chief Medical Officer since January 2014 and prior to that time served as our Senior Vice President, Global Clinical and Medical Affairs from March 2012 to January 2014. Previously, Dr. Sandler served as our Vice President for Clinical Affairs from October 2010 to March 2012. Prior to joining Dendreon, Dr. Sandler was Chief Medical Officer at Spectrum Pharmaceuticals, a biopharmaceutical company, from June 2008 to April 2010. Prior to joining Spectrum, Dr. Sandler led the Global Medical Affairs Group, Oncology from Bayer Health Care from September 2006 to April 2008. Dr. Sandler received his Bachelor of Science from University of Rochester in neuroscience and his M.D. from Mount Sinai School of Medicine. He did his internship, residency and chief residency at the Mount Sinai Medical Center in New York, NY. Dr. Sandler did his fellowship training in Medical Oncology at University of California, San Francisco.

Karen E. Brophy has served as our Vice President, Head of Human Resources since February 2014. She joined Dendreon in June 2012 as Director, Human Resources and served in that role until June 2013 when she became Senior Director, Human Resources, which she held from July 2013 to January 2014. Prior to joining Dendreon, Ms. Brophy consulted with Archimedes Pharma, a pharmaceutical company, from October 2011 to June 2012. Ms. Brophy served in a number of human resources positions at Celgene Corporation, a pharmaceutical company, from 2005 to 2011, most recently Director, Human Resources Operations from April 2009 to October 2011 and Director, Human Resources Staffing and Programs from March 2007 to March 2009. Earlier, she served in various human resources roles at Aventis Pharmaceuticals, Dun & Bradstreet and in the retail industry. Ms. Brophy earned her A.B. degree from Mount Holyoke College.

Gregory R. Cox, has served as our Vice President, Interim Chief Financial Officer and Treasurer since August 2013 and previously served as our Vice President of Finance and Accounting Operations from November 2005 to August 2013. Prior to joining Dendreon, Mr. Cox served as Vice President and Treasurer at Corixa Corporation from 1999 to 2005, responsible for developing corporate-wide business and financial strategies. He also served as Controller for Corixa from 1995 to 1999, where he led SEC compliance and reporting. Mr. Cox received his Bachelor of Arts degree in Accounting from Otterbein University and is a Certified Public Accountant.

Robert L. Crotty has served as our Vice President, Interim General Counsel and Secretary since February 2014 and previously served as Vice President, Assistant General Counsel and Assistant Secretary from April 2012 until February 2014. Previously, Mr. Crotty served as Senior Director, Senior Counsel and Assistant Secretary at NPS Pharmaceuticals, Inc., a biopharmaceutical company, from February 2009 until March 2012. From October 2006 until February 2009, Mr. Crotty held several positions at ImClone Systems Incorporated, a wholly-owned subsidiary of Eli Lilly and Company, and served as Senior Director, Senior Counsel and Assistant Secretary of ImClone prior to his departure. Prior to that time, Mr. Crotty worked at the law firms of Morgan Lewis & Bockius LLP from 2004 until October 2006, and Norton Rose Fulbright (f/k/a Fulbright & Jaworski) from 2001 until 2004. He earned his Bachelor of Arts from Princeton University and J.D. from University of Pennsylvania Law School.

William Jenkinson has served as our Vice President, Chief Marketing Officer since February 2014, and prior to that time he served as our Vice President, U.S. Marketing from May 2012 to February 2014. Prior to joining Dendreon, Mr. Jenkinson worked in both sales and marketing at Janssen Biotech, a Johnson & Johnson company, from March 2001 to May 2012. His last position at Janssen Biotech was Group Product Director, Marketing. Mr. Jenkinson earned his Bachelor of Arts from Georgetown University and his MBA from the College of William and Mary.

Silvio Pacheco has served as our Vice President, Chief Customer Officer since February 2014, and prior to that time served as our Vice President, Strategic Customer Group from February 2013 to January 2014. Prior to that role, he served as Senior Director, Head of Strategic Customer Group from May 2012 to February 2013. Before Dendreon, Mr. Pacheco served as Group Product Director at Janssen, a Johnson & Johnson company, from January 2011 to April 2012. Prior to assuming that role, Mr. Pacheco held multiple leadership positions in finance, marketing and sales at Janssen Biotech, including Group Product Director from January 2011 to May 2012 and Product Director from August 2008 to January 2011. Mr. Pacheco earned his Bachelor of Science from Rider University and his MBA from University of Phoenix.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned during 2011, 2012 and 2013 by our principal executive officer, former principal financial officer, principal financial officer, and our three other most highly-paid executive officers serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(8)	Total ($)
John H. Johnson President and Chief Executive Officer(4)	2013	$800,000	$4,314,644	$—	$456,000	$7,711	$5,578,355
	2012	736,410	4,749,997	4,777,736	912,000	825	11,176,968

Gregory R. Cox Vice President, Interim Chief Financial Officer and Treasurer(5)	2013	354,122	524,760	—	128,250	6,323	1,013,455

Gregory T. Schiffman	2013	450,000	1,094,327	—	128,250	906,582	2,579,159
Executive Vice President,	2012	437,000	1,134,000	—	118,000	8,022	1,697,022
Chief Financial Officer and Treasurer(6)	2011	437,000	750,005	—	109,250	6,922	1,303,177

Mark W. Frohlich, M.D.	2013	464,000	1,094,327	—	132,240	106,821	1,797,388
Executive Vice President,	2012	450,000	2,478,000	—	122,000	7,299	3,057,299
Research and Development and Chief Medical Officer	2011	446,667	750,005	—	112,500	7,311	1,316,483

Christine Mikail	2013	412,000	1,094,327	—	117,420	6,173	1,629,920
Executive Vice President,	2012	334,872	650,615	885,347	475,500	5,062	2,351,396
General Counsel & Secretary(7)

Joseph I. DePinto Executive Vice President, Commercial Operations	2013	402,000	1,094,327	—	114,570	9,617	1,620,514

(1)	The compensation cost represents the aggregate fair value on the grant date, as determined in accordance with ASC 718 using the BSM option pricing model for option awards and based on the stock price on the date of grant for stock awards. For more information about the assumptions we made in determining the grant date fair value, see Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These columns include the value of the awards granted during the relevant calendar year.

(2)	In January 2013, we granted restricted stock with time-based and performance-based conditions approved by our Board of Directors. With respect to the value of performance-based restricted stock, the payout is dependent on the market price of our Common Stock and the achievement of certain performance metrics over a three-year period, or in the case of Mr. Cox’s award, a one-year period. Based on these performance metrics and market price of our Common Stock on the date of the award, the maximum value of the award is 100% of the target award, which would result in a maximum award value of: $2,026,500 for Mr. Johnson,; $100,000 for Mr. Cox; $547,161 for Mr. Schiffman; $547,161 for Mr. Frohlich; $547,161 for Ms. Mikail; and $547,161 for Mr. DePinto.

(3)	For 2013, amounts shown reflect the named executive officers’ annual cash bonus payouts for 2013 performance, as further discussed above under “Compensation Discussion and Analysis.” These amounts were recommended by the Compensation Committee and approved by our Board of Directors at its January 2, 2014 meeting and were paid in January 2014.

(4)	Effective January 31, 2012, Mr. Johnson was appointed President and Chief Executive Officer.

(5)	Effective August 9, 2013, Mr. Cox was appointed Vice President, Interim Chief Financial Officer and Treasurer.

(6)	Mr. Schiffman served as Executive Vice President, Chief Financial Officer and Treasurer until December 31, 2013.

(7)	Effective February 28, 2012, Ms. Mikail was appointed Executive Vice President, Corporate Development General Counsel and Secretary.

(8)	Amounts shown include:

Name	Year	401(k) Employer Match ($)	Insurance Premiums ($)(1)	Severance ($)(2)	Miscellaneous ($)(3)	Total ($)
J. Johnson	2013	$4,000	$1,944	$—	$1,767	$7,711
	2012	—	825	—	—	825

G. Cox	2013	4,000	2,323	—	—	6,323

G. Schiffman	2013	4,000	4,601	843,750	54,231	906,582
	2012	4,000	4,022	—	—	8,022
	2011	4,000	2,922	—	—	6,922

M. Frohlich, M.D.	2013	4,000	2,821	—	100,000	106,821
	2012	4,000	3,261	—	38	7,299
	2011	4,000	2,411	—	900	7,311

C. Mikail	2013	4,000	2,173	—	—	6,173
	2012	4,000	1,062	—	—	5,062

J. DePinto	2013	4,000	3,413	—	2,204	9,617

(1)	Consists of reported income related to executive life insurance benefits and premiums for executive disability insurance benefits.

(2)	For Mr. Schiffman, severance payment represents an amount equal to 125% of the sum of Mr. Schiffman’s base salary and target annual bonus for 2013, as per the terms of Mr. Schiffman’s Executive Employment Agreement.

(3)	For Mr. Schiffman, consists of vacation payout upon separation. For Dr. Frohlich, 2013 consists of amount paid upon our successful regulatory approval from the European Union, and other years consist of incidental benefits. For Mr. Johnson and Mr. DePinto, consists of other incidental benefits.

2013 Grants of Plan-Based Awards Table(1)

Name	Grant Date	Date of Board Action (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (Target) (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Options Awards ($)
			Threshold ($) (3)	Target ($)(3)	Maximum ($)(3)
John H. Johnson	1/03/13	1/02/13	$—	$—	$—	—		395,189	(4)	$2,288,144
	1/03/13	1/02/13	—	—	—	350,000	(5)	—		2,026,500
			214,000	800,000	1,090,000
Gregory R. Cox	1/03/13	1/02/13	—	—	—	—		52,000	(4)	301,080
	10/01/13	10/01/13	—	—	—	—		42,068	(4)	123,680
	10/01/13	10/01/13	—	—	—	34,014	(6)	—		100,000
			60,188	225,000	306,563
Gregory T. Schiffman	1/03/13	1/02/13	—	—	—	—		94,502	(4)	547,166
	1/03/13	1/02/13	—	—	—	94,501	(5)	—		547,161
			60,188	225,000	306,563
Mark W. Frohlich, M.D.	1/03/13	1/02/13	—	—	—	—		94,502	(4)	547,166
	1/03/13	1/02/13	—	—	—	94,501	(5)	—		547,161
			62,060	232,000	316,100
Christine Mikail	1/03/13	1/02/13	—	—	—	—		94,502	(4)	547,166
	1/03/13	1/02/13	—	—	—	94,501	(5)	—		547,161
			55,105	206,000	280,675
Joseph I. DePinto	1/03/13	1/02/13	—	—	—	—		94,502	(4)	547,166
	1/03/13	1/02/13	—	—	—	94,501	(5)	—		547,161
			53,768	201,000	273,863

(1)	All awards listed were granted under our 2009 Equity Incentive Plan. All non-equity awards listed were granted pursuant to the Dendreon Corporation Incentive Plan.

(2)	For most equity awards, our Compensation Committee recommends a grant, pursuant to the terms of the relevant Equity Incentive Plan, to be approved and granted by our Board of Directors as of the close of the market on the date of action by the Board of Directors. However, for annual grants of restricted stock to our named executive officers, the Compensation Committee has established a practice of setting January 3 as the actual grant date for these awards, which are recommended at the last meeting of the Compensation Committee during the applicable year, and approved by the Board of Directors, before the relevant year-end.

(3)	Reflects the possible threshold, target and maximum payment levels under our non-equity incentive compensation plan for awards with respect to the fiscal year ended December 31, 2013. These amounts vary based on the individual’s current salary and position. Amounts actually earned in fiscal year 2013 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section entitled “Compensation Discussion and Analysis — Analysis of 2013 Executive Compensation Components — Annual Cash Bonus “ above.

(4)	These time-based stock award grants vest as to 25% of the total number of shares on January 3, 2014 and 6.25% quarterly thereafter, assuming continued employment.

(5)	These performance-based stock award grants vest as to 33.3% of the total number of shares each year, assuming continued employment and achievement of the yearly performance targets as determined by the Board of Directors. The maximum award that may be achieved is the target number of shares and the threshold award may be zero.

(6)	These performance-based stock awards vest upon the achievement of performance targets set for the 2013 calendar year, assuming continued employment, as determined by the Board of Directors. The maximum award that may be achieved is the target number of shares and the threshold award may be zero.

Treatment of stock options and restricted stock awards upon an executive’s termination of employment under various scenarios are summarized under “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” below.

Summary of Executive Employment Agreements and Compensatory Terms

In November 2011, as part of our ongoing evaluation of our compensation agreements, we entered into an amended form of executive employment agreement with each of our named executive officers as of November

2011. The executive employment agreements provided for annual base salaries for calendar year 2013 as follows: Dr. Frohlich, $464,000; Ms. Mikail, $412,000; Mr. Schiffman, $450,000; and Mr. DePinto, $402,000. Effective August 9, 2013, we entered into a new employment agreement with Mr. Cox for becoming our Vice President, Interim Chief Financial Officer and Treasurer. Under the new agreement, Mr. Cox’s annual base salary is $450,000. We entered into an executive employment agreement with Mr. Johnson in January 2012 which provides for an annual base salary of $800,000. Under these agreements, if performance targets set in advance by the Board of Directors were met, each executive was eligible under his employment agreement for a target annual cash bonus award for 2013, as determined by the Board, of up to 100% of base salary for Mr. Johnson and up to 50% of base salary for each of Mr. Cox, Dr. Frohlich, Ms. Mikail, Mr. Schiffman and Mr. DePinto. For 2014 compensation, the Board determined to maintain these target amounts.

Our executive employment agreements have no specified term, and the employment relationship may be terminated by the executive officers or by us at any time. If we terminate the named executive officer’s employment without cause, or if the named executive officer resigns for good reason, the named executive officer will be entitled to severance payments as detailed under the section heading “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.” As defined in the executive employment agreements, a named executive officer is entitled to “good reason” resignation upon the occurrence of the following:

•

the alteration of the named executive officer’s duties, responsibilities or title resulting in a significant diminution of position, duties, responsibilities or status with our Company or certain changes in the executive’s direct report, or the reduction of the named executive officer’s base salary, unless the base salaries of all other employees of our Company at the same level or above are proportionately reduced and the reduction does not exceed 10% of the employee’s base salary;

•	the permanent transfer or assignment to any location that is more than fifty (50) miles from the location of the named executive officer’s current principal office of employment; or

•	the Company materially breaches its obligations under the employment agreement.

As defined in each executive employment agreement, during the 12-month period following a change in control for each named executive officer other than our Chief Executive Officer, or during the 24-month period following a change in control for our Chief Executive Officer, in lieu of the above, a named executive officer is entitled to “good reason” resignation upon the occurrence of the following:

•

a material adverse change in the named executive officer’s duties, responsibilities or title as in effect at any time within one year prior to the change in control or any time thereafter, or the assignment to the named executive officer of any duties or responsibilities that are inconsistent with such named executive officer’s duties, responsibilities or title as in effect at any time within one year prior to the date of the change in control or thereafter;

•	a material reduction in annual salary or target annual bonus opportunity as in effect at any time within one year prior to the change in control or any time thereafter;

•

the permanent transfer or assignment to any location that is more than fifty (50) miles from the location of the named executive officer’s current principal office of employment prior to the change in control;

•

the Company’s failure to provide the named executive officer with compensation and benefits, in the aggregate, at least equal to those provided for under a material employee benefit plan in which the named executive officer was participating at any time within one year prior to the change in control or thereafter;

•

the Company’s failure to permit the named executive officer to participate in any or all incentive, savings, retirement plans and benefit plans, fringe benefits, practices, policies and programs applicable generally to other similar situated employees of the Company, its affiliates and their successors;

•

the Company materially breaches its obligations under the executive employment agreement or terminates the executive for “cause” in violation of the terms of the executive employment agreement, or a successor does not agree to assume and perform the executive employment agreement.

Each executive employment agreement requires that the named executive officer not compete with us after termination of employment for a specified period of time (one year in the case of Mr. Johnson, and nine months in the case of our other named executive officers), and provides for a one-year post-termination non-solicitation obligation for each of the named executive officers.

Outstanding Equity Awards at 2013 Fiscal Year-End Table

The table below sets forth information with respect to outstanding equity incentive awards held by our named executive officers as of December 31, 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)(25)
John H. Johnson	20,886	—		—		11.97	08/18/2021	—		—	—		—
	333,334	166,666	(2)	—		14.17	01/30/2022	—		—	—		—
	—	—		167,608	(3)	14.17	01/30/2022	—		—	—		—
	—	—		—		—	—	111,738	(2)	334,097	—		—
	—	—		—		—	—	395,189	(4)	1,181,615	—		—
	—	—		—		—	—	—		—	350,000	(5)	1,046,500

Gregory R. Cox	462	—		—		4.30	01/18/2017	—		—	—		—
	1,869	—		—		6.39	01/17/2018	—		—	—		—
	9,687	—		—		26.64	12/08/2019	—		—	—		—
	11,667	4,333	(6)	—		35.65	01/20/2021	—		—	—		—
	—	—		—		—	—	469	(7)	1,402	—		—
	—	—		—		—	—	2,969	(8)	8,877	—		—
	—	—		—		—	—	29,250	(9)	87,458	—		—
	—	—		—		—	—	52,000	(10)	155,480	—		—
	—	—		—		—	—	42,068	(11)	125,783	—		—
	—	—		—		—	—	—		—	34,014	(12)	101,702

Gregory T. Schiffman	24,424	—		—		4.90	03/31/2014	—		—	—		—
	37,500	—		—		26.64	03/31/2014	—		—	—		—
	40,150	—		—		37.36	03/31/2014	—		—	—		—
	—	—		—		—	—	—		—	31,501	(13)	94,188
				—

Mark W. Frohlich, M.D.	253	—		—		4.52	06/16/2016	—		—	—		—
	3,436	—		—		4.41	12/06/2016	—		—	—		—
	13,941	—		—		4.90	12/05/2017	—		—	—		—
	45,000	—		—		26.64	12/08/2019	—		—	—		—
	30,113	10,037	(14)	—		37.36	12/07/2020	—		—	—		—
	—	—		—		—	—	1,406	(7)	4,204	—		—
	—	—		—		—	—	6,574	(8)	19,656	—		—
	—	—		—		—	—	84,375	(9)	252,281	—		—
	—	—		—		—	—	150,000	(15)	448,500	—		—
	—	—		—		—	—	94,502	(10)	282,561	—		—
	—	—		—		—	—	—		—	94,501	(16)	282,558

Christine Mikail	56,254	72,326	(17)	—		10.12	03/08/2022	—		—	—		—
	—	—		—		—	—	36,163	(18)	108,127	—		—
	—	—		—		—	—	94,502	(10)	282,561	—		—
	—	—		—		—	—	—		—	94,501	(19)	282,558
				—

Joseph I. DePinto	39,063	50,223	(20)			10.12	03/08/2022	—		—	—		—
	—	—		40,000	(21)	10.12	03/08/2022	—		—	—		—
	—	—		—		—	—	25,111	(22)	75,082	—		—
	—	—		—		—	—	—		—	20,000	(23)	59,800
	—	—		—		—	—	94,502	(10)	282,561	—		—
	—	—		—		—	—	—		—	94,501	(24)	282,558

(1)	Closing price on the NASDAQ Global Market on the date of grant.

(2)	Mr. Johnson’s new hire time-based stock options and restricted stock awards granted January 30, 2012 vest at a rate of 33.3% on December 31, 2012 and annually thereafter in equal amounts for 2 years, assuming continued employment.

(3)

Mr. Johnson’s performance-based stock option grants for 167,608 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2012, 2013, and 2014. The performance goals for 2012 were not met and 33.3% of the total shares underlying the stock options did not vest based on the 2012 revenue performance goals. The performance goals for 2013 were met at 57% based upon the level of achievement of the 2013 Company Goals as determined by the Board of Directors.

(4)	Time-based restricted stock awards granted on January 3, 2013 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(5)	Mr. Johnson’s performance-based restricted stock awards for 350,000 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2013, 2014, and 2015. The performance goals for 2013 were met at 57% based upon the level of achievement of the 2013 Company Goals as determined by the Board of Directors.

(6)	Time-based stock options granted on January 20, 2011 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(7)	Time-based restricted stock awards granted on January 21, 2010 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(8)	Time-based restricted stock awards granted on January 20, 2011 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(9)	Time-based restricted stock awards granted on January 3, 2012 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(10)	Time-based restricted stock awards granted on January 3, 2013 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.
(11)	Time-based restricted stock awards granted on October 1, 2013 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(12)	Mr. Cox’s performance-based restricted stock award for 34,014 shares vest at 100% if certain performance goals are met for 2013. The performance goals were met at 57% based on the level of achievement of the 2013 Company Goals as determined by the Board of Directors and the remaining shares cancelled.

(13)	Mr. Schiffman’s performance-based restricted stock awards for 94,501 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2013, 2014, and 2015. The performance goals for 2013 were met at 57% based on the level of achievement of the 2013 Company Goals as determined by the Board of Directors and pursuant to this negotiated severance agreement.

(14)	Time-based stock options granted on December 7, 2010 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(15)	Time-based restricted stock awards granted on May 9, 2012 vest in full on May 9, 2014, assuming continued employment.

(16)	Mr. Frohlich’s performance-based restricted stock awards for 94,501 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2013, 2014, and 2015. Mr. Frohlich terminated employment prior to the determination of the achievement of performance for 2013.

(17)	Ms. Mikail’s new hire time-based stock options granted on March 8, 2012 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(18)	Ms. Mikail’s new hire time-based restricted stock award granted on March 8, 2012 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(19)	Ms. Mikail’s performance-based restricted stock awards for 94,501 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2013, 2014, and 2015. The performance goals for 2013 were met at 57% based on the level of achievement of the 2013 Company Goals as determined by the Board of Directors.

(20)	Mr. DePinto’s new hire time-based stock options granted on March 8, 2012 vest at a rate of 25% on the first year anniversary and monthly thereafter in equal amounts for 36 months, assuming continued employment.

(21)	Mr. DePinto’s performance-based stock option grants for 40,000 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2012, 2013, and 2014. The performance goals for 2012 were not met and 33.3% of the total shares underlying the stock options did not vest based on the 2012 revenue performance goals. The performance goals for 2013 were met at 57% based on the level of achievement of the 2013 Company Goals as determined by the Board of Directors.

(22)	Mr. DePinto’s new hire time-based restricted stock award granted on March 8, 2012 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(23)	Mr. DePinto’s performance-based stock awards for 20,000 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2012, 2013, and 2014. The performance goals for 2012 were not met and 33.3% of the total shares did not vest based on the 2012 revenue performance goals. The performance goals for 2013 were met at 57% based on the level of achievement of the 2013 Company Goals as determined by the Board of Directors.

(24)	Mr. DePinto’s performance-based restricted stock awards for 94,501 shares vest as to 33.3% of the total number of shares annually if certain performance goals are met for 2013, 2014, and 2015. The performance goals for 2013 were met at 57% based on the level of achievement of the 2013 Company Goals as determined by the Board of Directors.

(25)	Market value is based on number of shares awarded on the date of the grant and the market price of our Common Stock on December 31, 2013.

2013 Stock Vested Table

The following table provides information regarding restricted stock awards vested for our named executive officers during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John H. Johnson	111,738	$334,097
Gregory R. Cox	27,947	138,806
Gregory T. Schiffman(3)	330,506	1,153,114
Mark W. Frohlich, M.D.(4)	81,821	410,927
Christine Mikail(5)	28,127	134,328
Joseph I. DePinto(6)	19,532	93,279

(1)	This represents the vesting of restricted stock awards previously granted.

(2)	Computed based on the closing market price of our Common Stock on the date of vesting multiplied by the number of shares vested.

(3)	Mr. Schiffman left his position as Executive Vice President, Chief Financial Officer and Treasurer in December 2013. Value realized for Mr. Schiffman includes amounts due upon his departure pursuant to his employment agreement.

(4)	Dr. Frohlich left his position as Executive Vice President, Research and Development and Chief Medical Officer in February 2014.

(5)	Ms. Mikail left her position as Executive Vice President, Corporate Development, General Counsel and Secretary in February 2014.

(6)	Mr. DePinto left his position as Executive Vice President, Commercial Operations in February 2014.

Potential Payments Upon Termination or Change-in-Control

The following tables set forth the estimated potential benefits that our named executive officers would be entitled to receive upon their termination of employment with the Company if the named executive officers’ employment terminated on December 31, 2013. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a named executive officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (Without Cause or Following Change-in-Control)

As of Year Ended December 31, 2013(1)

	Termination Without Cause or Resignation for Good Reason(2)				Termination Following Change-in-Control(3)
Name of Executive Officer	Cash Payments ($)(4)	Estimated Value of Continued Health Care Benefits and Outplacement Assistance ($)(5)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)(6)	Total ($)	Cash Payments ($)(7)	Estimated Value of Continued Health Care Benefits and Outplacement Assistance ($)(5)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)(6)	Total ($)
John H. Johnson	$3,200,000	$127,512	$2,562,212	$5,889,724	$4,000,000	$146,890	$2,562,212	$6,709,102
Gregory R. Cox	843,750	43,834	480,702	1,368,286	1,012,500	43,834	480,702	1,537,036
Christine Mikail(8)	772,500	32,188	673,246	1,477,934	927,000	32,188	673,246	1,632,434
Gregory T. Schiffman(9)	843,750	32,188	746,373	1,622,311	—	—	—	—
Mark W. Frohlich, M.D.(10)	870,000	43,834	1,289,760	2,203,594	1,044,000	43,834	1,289,760	2,377,594
Joseph I. DePinto(11)	753,750	43,834	700,001	1,497,585	904,500	43,834	700,001	1,648,335

(1)	All references to base salary and annual target bonus refer to the amounts described above under “Summary of Executive Employment Agreements and Compensatory Terms” as in effect as of December 31, 2013.

(2)	If we terminated the executive without cause, or the executive resigned for good reason as defined in his executive employment agreement, the executive would have been entitled to receive the compensation as shown in the table plus any accrued but not yet paid salary, and the cash value of accrued vacation benefits.

(3)	If we terminated the executive’s employment without cause, or if the executive resigned for good reason as defined in his executive employment agreement, in either case within twelve months following a change of control, then the executive would have been entitled to receive, in lieu of other termination compensation, the amounts listed as shown in the table, plus any accrued but not yet paid salary, and the cash value of accrued vacation benefits.

(4)	Cash payments to Mr. Johnson consist of a lump sum severance payment in an amount equal to 200% of his then current base salary and 200% of the target annual bonus payable for the then calendar year. Cash payments to Mr. Cox, Dr. Frohlich, Ms. Mikail, Mr. DePinto and Mr. Schiffman consist of a lump sum severance payment in an amount equal to 125% of their then current base salary and 125% of the amount of the target annual bonus payable for the then calendar year.

(5)	For Mr. Johnson, if we terminated the executive’s employment without cause, or if the executive resigned for good reason as defined in his executive employment agreement the estimated value of continued benefits and outplacement assistance provided consists of up to $50,000 for outplacement services, moving and other expenses, and continuation of all health and other insurance benefits in effect on the termination date for a period of up to 24 months. If we terminated Mr. Johnson’s employment following a change of control, the estimated value of continued benefits provided consists of continuation of all health and other insurance benefits in effect on the termination date for a period of up to 30 months. For Mr. Cox, Dr. Frohlich, Ms. Mikail, Mr. DePinto and Mr. Schiffman, the estimated value of continued benefits and outplacement assistance provided consists of up to $10,000 for outplacement services, moving and other expenses, and continuation of all health benefits in effect on the termination date for a period of up to 18 months.

(6)	For purposes of this calculation, we used the closing price of our Common Stock on December 31, 2013, the last trading date of 2013, which was $2.99. The estimated value of accelerated vesting for outstanding stock options is zero as all option exercise prices exceeded the closing price of our Common Stock as of December 31, 2013.

(7)	Cash payments to Mr. Johnson consist of a lump sum severance payment in an amount equal to 250% of his then current base salary and 250% of the target annual bonus payable for the then calendar year. Cash payments to Mr. Cox, Dr. Frohlich, Ms. Mikail, Mr. DePinto and Mr. Schiffman consist of a lump sum severance payment in an amount equal to 150% of their then current base salary and 150% of the amount of the target annual bonus payable for the current calendar year.

(8)	Ms. Mikhail left her position as Executive Vice President, General Counsel & Secretary in February 2014.

(9)	Mr. Schiffman left his position as Executive Vice President, Chief Financial Officer and Treasurer in December 2013.The financial information included in the table represents the actual severance benefits paid to Mr. Schiffman upon termination in 2013 and the estimated value of the outplacement assistance and continuing health benefits which will be provided for up to 18 months after termination.

(10)	Dr. Frohlich left his position as Executive Vice President, Research and Development and Chief Medical Officer in February 2014.

(11)	Mr. DePinto left his position as Executive Vice President, Commercial Operations in February 2014.

Potential Payments on Disability or Death

As of Year Ended December 31, 2013

	Disability(1)			Death(2)
Name of Executive Officer	Cash Payments ($)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)	Total ($)	Cash Payments ($)	Estimated Value of Accelerated Stock Options and Restricted Stock Awards ($)	Total ($)
John H. Johnson	$—	$2,562,212	$2,562,212	$400,000	$2,562,212	$2,962,212
Gregory R. Cox	225,000	480,702	705,702	225,000	480,702	705,702
Gregory T. Schiffman(3)	—	—	—	—	—	—
Mark W. Frohlich, M.D.	232,000	1,289,760	1,521,760	232,000	1,289,760	1,521,760
Christine Mikail	206,000	673,246	879,246	206,000	673,246	879,246
Joseph I. DePinto	201,000	700,001	901,001	201,000	700,001	901,001

(1)	In the event the executive becomes physically or mentally disabled such that he is unable to perform his duties for a period of three consecutive months as determined by a medical professional, we may terminate the executive’s employment, unless otherwise prohibited by law. In the event of termination due to disability, for our Chief Executive Officer, we will fully accelerate vesting of any and all unvested stock options and restricted stock grants held by the executive and he shall be entitled to receive the cash value of accrued vacation benefits and any unpaid annual bonus with respect to the calendar year ended prior to the termination of the executive’s employment and a pro rata annual bonus for the year in which the termination of employment occurs. For named executive officers other than our Chief Executive Officer, we make a one-time cash lump sum payment equal to one-half of the executive’s base salary and we will fully accelerate vesting of any and all unvested stock options and restricted stock grants held by the executive. In addition, the executive shall be entitled to receive the cash value of accrued vacation benefits and any unpaid annual bonus with respect to the calendar year ended prior to the termination of the executive’s employment and a pro rata annual bonus for the year in which the termination of employment occurs.

(2)	An executive’s employment will terminate automatically upon death. We will continue to pay the executive’s base salary to his stated beneficiary until the earlier of six months from the termination date or the commencement of death benefits under any existing group life insurance plan of our Company, and we will fully accelerate vesting of any and all unvested stock options and restricted stock grants held by the executive. In addition, we will pay to his stated beneficiary the cash value of accrued vacation benefits and any unpaid annual bonus with respect to the calendar year ended prior to the termination of the executive’s employment and a pro rata annual bonus for the year in which the termination of employment occurs.

(3)	Mr. Schiffman left his position as Executive Vice President, Chief Financial Officer and Treasurer in December 2013.

RELATED PARTY TRANSACTIONS

We have entered into indemnity agreements with our directors, executive officers and other members of senior management that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Amended and Restated Bylaws.

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of the Board of Directors, as and to the extent required under applicable federal securities laws and related rules and regulations and/or NASDAQ listing standards, our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers and their immediate family members as well as significant stockholders of the Company. To identify any related party transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Corporate Governance Committee determines, on an annual basis, which members of our Board of Directors meet the definition of an independent director as defined in NASDAQ’s Marketplace Rules. Our Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Business Conduct, available on our website, establishes the corporate standards of behavior for all our employees, officers, and directors, including policies and procedures relating to related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 14, 2014, based on 160,188,822 shares outstanding as of that date, by (1) each person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (2) executive officer named in the Summary Compensation Table under “Executive Compensation”, (3) each director of the Company, and (4) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership
Name and Address(1)	Shares Beneficially Owned	Shares Acquirable Within 60 Days(2)	Total Beneficial Ownership	Percentage Beneficially Owned
Beneficial Owners of More Than 5% of our Common Stock
BlackRock, Inc.(3)	12,788,309	—	12,788,309	8.0%
40 East 52nd Street New York, NY 10022
The Vanguard Group(4)	9,270,171	—	9,270,171	5.8%
100 Vanguard Blvd. Malvern, PA 19355
Deerfield Mgmt, L.P.(5)	7,219,928	1,790.335	9,010,263	5.6%
780 Third Avenue, 37th Floor New York, NY 10017
Named Executive Officers and Directors
John H. Johnson	1,726,173	394,652	2,120,825	1.3%
Gregory R. Cox	466,014	25,018	491,032	*
Gregory T. Schiffman(6)	459,880	102,074	561,954	*
Mark W. Frohlich, M.D.(7)	525,283	93,579	618,862	*
Christine Mikail(8)	351,465	61,611	413,076	*
Joseph I. DePinto(9)	136,694	54,256	190,950	*
Susan B. Bayh	115,757	59,363	175,120	*
Bogdan Dziurzynski, D.P.A	103,507	42,863	146,370	*
Dennis M. Fenton, Ph.D.	75,000	—	75,000	*
David C. Stump, M.D.	82,047	13,772	95,819	*
David L. Urdal, Ph.D.	644,750	86,348	731,098	*
Douglas G. Watson	104,757	6,692	111,449	*
All executive officers and directors as a group (15 persons)	4,985,676	792,188	5,777,864	3.6%

*	Less than 1%.

(1)	The information set forth in this table is based upon information supplied to the Company by the Company’s officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Reflects the number of shares that could be purchased by exercise of options vested at March 14, 2014 or within 60 days thereafter.

(3)	Based solely upon a Schedule 13G/A filed with the SEC on January 28, 2014 by BlackRock, Inc. BlackRock, Inc. beneficially owns 12,788,309 shares of our Common Stock, has sole voting power as to 12,250,911 shares of our Common Stock and has sole dispositive power as to 12,788,309 shares of our Common Stock.

(4)	Based solely upon a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group. The Vanguard Group beneficially owns 9,270,171 shares of our Common Stock, has sole voting power as to 234,049 shares of our Common Stock, has sole dispositive power as to 9,043,415 shares of our Common Stock and has shared dispositive power as to 226,756 shares of our Common Stock.

(5)	Based solely upon a Schedule 13G/A filed with the SEC on January 8, 2013 by James E. Flynn, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., and Deerfield International Master Fund, L.P., to which we refer collectively as Deerfield Mgmt, L.P. Deerfield Mgmt, L.P. beneficially owns and has shared voting power and shared dispositive power as to 9,010,263 shares of our Common Stock, comprised of an aggregate of 7,219,928 shares of Common Stock and 1,790,335 shares of Common Stock underlying convertible bonds held by Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the general partner.

(6)	Mr. Schiffman left his position as Executive Vice President, Chief Financial Officer and Treasurer on December 31, 2013.

(7)	Dr. Frohlich left his position as Executive Vice President, Research and Development and Chief Medical Officer on February 1, 2014.

(8)	Ms. Mikail left her position as Executive Vice President, Corporate Development, General Counsel and Secretary on February 28, 2014.

(9)	Mr. DePinto left his position as Executive Vice President, Commercial Operations on February 7, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. The Company’s directors and executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all forms that each has filed pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during 2013, SEC filings and certain written representations that no other reports were required during the fiscal year ended December 31, 2013, the Company’s executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that Lindsay Rocco’s Form 4 for a December 10, 2013 disposition was filed on January 10, 2014.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE DENDREON CORPORATION 2009 EQUITY INCENTIVE PLAN

Our 2009 Equity Incentive Plan (the “Plan”) was adopted by our Board in April 2009 and approved by our stockholders in June 2009. On June 13, 2012, our stockholders approved an amendment to the Plan to increase the number of shares reserved for issuance under the Plan from 13,200,000 to 22,200,000. Our Board approved an amendment to the Plan on March 31, 2014 to increase the number of shares reserved for issuance under the Plan from 22,200,000 to 32,000,000, subject to approval by our stockholders at the Annual Meeting. In addition, the Board approved increases in certain individual limits under the Plan, as described below under “Shares Available Under the Plan.” The Company’s stockholders are being asked to again approve the material terms of the Plan, as it is proposed to be amended, and the performance goals under the Plan for purpose of helping certain awards under the Plan continue to qualify as “performance-based” compensation under Section 162(m) of the Code.

As of March 14, 2014, the Plan had 8,636,249 shares subject to currently outstanding equity awards including 6,267,049 shares subject to outstanding restricted stock awards and 2,369,200 shares subject to outstanding stock options with 2,252,868 shares available for future issuance. The Company had 2,252,868 shares of Common Stock available for future equity awards under the Plan, which represented approximately 1.26% of fully diluted common shares outstanding (or “Overhang Percentage”). The 9,800,000 new shares proposed to be included in the 2014 Plan share reserve would increase the Overhang Percentage by an additional 5.49% to approximately 6.75%. The outstanding Plan stock options have a weighted average exercise price of $15.68 and an average expected remaining life of 7.16 years.

Using the published ISS Proxy Advisory Services methodology for calculating burn rate, which applies a multiplier of 1.5 to the Company’s full value awards awarded by the Company, the Company’s burn rate for the last fiscal year was 3.82%, and the three-year average (ISS adjusted) burn rate for equity grants made in fiscal year 2011, 2012 and 2013 was 4.24%, which was less than the allowable burn rate of 5.91% under ISS policy, based on the Company’s industry group.

We believe that increasing the shares reserved for issuance under the Plan is necessary for us to continue to offer a competitive equity incentive program in the future. With the growing demand for talent, the appropriate use of equity awards remains an essential component of our overall compensation philosophy. Consequently, the Board believes that the proposed increase in shares is necessary for us to continue to attract, retain and motivate well-qualified employees and directors who will contribute to our success. Unless our stockholders approve the proposed amendment, we will be limited in our ability use stock options, restricted stock awards and other equity awards as incentives to attract, retain and motivate our employees and directors.

Summary of the Plan

Set forth below is a summary of the principal features of the Plan as it is proposed to be amended. This summary is not intended to be exhaustive and is qualified in its entirety by reference to the terms of the Plan, a copy of which is included in this proxy statement as Appendix A.

Background

Our Company currently maintains the Plan for grants of equity awards to current employees, consultants, officers, non-employee directors, and new hires. In addition, the Company has outstanding awards under three terminated equity plans. See “Equity Compensation Plan Information” below.

Purpose

The purpose of the Plan is to provide the Company’s directors, officers, other employees and consultants with incentives and rewards for superior performance.

The Plan authorizes our Board or its Compensation Committee to provide equity-based compensation in the form of (1) option rights, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (2) stock appreciation rights (“SARs”), (3) restricted stock, (4) restricted stock units (“RSUs”), (5) performance shares and performance units, and (6) other stock-based awards (“Other Stock-Based Awards”) and cash awards. Each type of award is described below under “Types of Awards Under the Plan.” Each of the awards will be evidenced by an award document setting forth its terms and conditions.

The Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code, including, but not limited to, the performance-based exclusion from the deduction limitations under Section 162(m) of the Code for qualifying awards.

Our Board of Directors believes that it is in our best interests and the best interests of our stockholders to provide for an equity incentive plan under which equity-based compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards are able to satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code.

Shares Available Under the Plan

Subject to adjustment as provided in the Plan (as described below under “Adjustments”), the number of our shares of Common Stock (“common shares”) that may be issued or transferred (1) upon the exercise of option rights or SARs, (2) in payment of restricted stock and released from substantial risks of forfeiture thereof, (3) in payment of RSUs, (4) in payment of performance shares or performance units that have been earned, (5) as awards to non-employee directors or (6) as Other Stock-Based Awards, will not exceed in the aggregate 32,000,000 common shares (all of which may be granted as option rights or SARs). Any common shares that are subject to option rights or SARs shall be counted against this limit as one common share for every one common share subject to such option rights or SARs, and any common shares that are subject to awards other than option rights or SARs shall be counted against this limit as 1.37 common shares for every one common share subject to such other awards. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Shares covering awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance or transfer under the Plan. Each common share that again becomes available for grant shall be added back as (1) one common share if such common share was subject to an option right or SAR granted under the Plan, and (2) as 1.37 common shares if such common shares were subject to an award other than an option right or SAR granted under the Plan.

The aggregate number of common shares actually issued or transferred by us upon the exercise of ISOs will not exceed 10,000,000 of the common shares reserved for purposes of the Plan. The amendment provides that no participant will be granted option rights or SARs, in the aggregate, for more than 1,000,000 common shares during any calendar year and no participant will be granted restricted stock or RSUs that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, performance shares or Other Stock-Based Awards, in the aggregate, for more than 750,000 common shares during any calendar year. In no event shall any participant in any calendar year receive an award of performance units intended to be “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value as of their respective dates of grant in excess of $5,000,000. These limits are subject to certain adjustments as provided in the Plan.

No Liberal Recycling Provisions

Notwithstanding anything to the contrary in the Plan: (a) shares tendered in payment of the exercise price of an option right will reduce the aggregate Plan limit described above; (b) shares withheld by us to satisfy the tax withholding obligation will count against the aggregate Plan limit described above; (c) the number of common shares covered by SARs, to the extent exercised and settled in common shares, and whether or not shares are actually issued to the participant upon exercise of the SARs, shall be considered issued or transferred pursuant to the Plan; and (d) shares that are repurchased by us with option right proceeds will not be added to the aggregate Plan limit described above.

No Repricing

Except in connection with certain corporate transactions and adjustments of awards permitted by the Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding option rights or the base price of outstanding SARs, or cancel outstanding option rights or appreciation rights in exchange for cash, other wards or option rights or SARs with an option price or base price, as applicable, that is less than the option price of the original option rights or base price of the original SARs, as applicable, without stockholder approval.

Eligibility

Our consultants, officers and key employees and the consultants, officers and key employees of our subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant and our non-employee directors may be selected by our Board to receive benefits under the Plan. Participants under the Plan may also include any person who provides services to us or our subsidiaries that are equivalent to those typically provided by an employee. Options rights intended to be incentive stock options may only be granted to our employees or employees of our subsidiaries. Our Board determines which persons will receive awards and the number of shares subject to such awards. As of the date of the Annual Meeting, the number of people eligible to participate in the Plan is estimated to be approximately 750 people.

Types of Awards Under the Plan

Option Rights. Option rights may be granted that entitle the optionee to purchase common shares at a price not less than market value per share at the date of grant. The option price is payable (1) in cash, check or wire transfer at the time of exercise, (2) by the actual or constructive transfer to us of common shares owned by the optionee having a value at the time of exercise equal to the total option price, (3) by a combination of such payment methods or (4) by such other methods as may be approved by our Board. If the optionee is subject to Section 16 of the Exchange Act, any shares used to pay the option price must have been owned by the optionee for at least six months. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker on a date satisfactory to us of some or all of the common shares to which the exercise relates.

Our Board reserves the discretion at or after the date of grant to provide for the right to tender in satisfaction of the option price nonforfeitable, unrestricted common shares, which are already owned by the optionee and have a value at the time of exercise that is equal to the option price.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company or any subsidiary that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of the retirement, death or disability of the optionee, or a change of control of the Company. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights. Option rights will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as our Board may determine, of the spread between the base price and the market value of our common shares on the date of exercise. Each grant of SARs must specify a base price equal to or greater than the market value per share at the date of grant. SARs may not be exercised more than 10 years after the date of grant. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. Any grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Board on the date of grant. Any grant may specify that a SAR may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the grantee, or a change of control of the Company (as defined in the award). Any grant of SARs may specify Management Objectives that must be achieved as a con-

dition to exercise the SARs. SARs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

Restricted Stock. A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to forfeiture if the related shares do not vest. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than the current market value at the date of grant, as our Board may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board as the date of grant or upon achievement of Management Objectives. An example would be a provision that the restricted stock would be forfeited if the participant ceased to serve us as an officer, key employee or non-employee director during a specified period of years. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by our Board for the period during which the forfeiture provisions are to continue. Our Board may provide for early termination of the restrictions in the event of the retirement, death or disability of the participant, or a change of control of the Company (as defined in the award).

Any grant of restricted stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. Restricted stock will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve. Any grant of restricted stock may require that any or all dividends or other distributions paid on the shares during the restriction period be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award.

RSUs. A grant of RSUs constitutes an agreement by us to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the restriction period as our Board may specify. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such RSUs. Awards of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.

Our Board may provide for early lapse or modification of the restriction period in the event of the retirement, death or disability of the participant, or a change of control of the Company (as defined in the award). Any grant of RSUs may specify Management Objectives which, if achieved, will result in termination of the restriction period. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of RSUs on which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

Performance Shares and Performance Units. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by our Board. Each grant of performance shares or performance units will specify one or more Management Objectives the participant must meet within a specified period (the “Performance Period”) to earn the performance shares or performance units. Our Board may provide for early lapse or modification of the Performance Period in the event of the retirement, death or disability of the participant, or a change of control of the Company (as defined in the award). Each grant of performance shares or performance units may specify in respect of the relevant Management Objective(s) a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objective(s). The grant will specify that before the performance shares or performance units will be earned and paid, the Board must certify that the Management Objectives have been satisfied. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by our Board. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, common shares or any combination thereof and may either grant to the participant or retain in our Board the right to elect among those alternatives. Any grant of performance shares or performance units may specify that the amount payable or the number of common shares issued with respect thereto may not exceed maximums specified by the Board at the date of grant. Performance shares and performance units will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board may approve.

Other Awards. Our Board may, subject to limitations under applicable law, grant to any participant Other Stock-Based Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our common shares or factors that may influence the value of our common shares (including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into common shares, purchase rights for common shares, awards with value and payment contingent upon our performance or the performance of specified subsidiaries, affiliates or business units of ours or other factors designated by our Board, and awards valued by reference to the book value of common shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of ours). Our Board will determine the terms and conditions of these awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, paid for at such time, by such methods and in such forms as our Board determines. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. Our Board may also grant common shares as a bonus, or may grant other awards in lieu of our obligations or the obligations of a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by our Board in a manner that complies with Section 409A of the Code.

Management Objectives. The Plan requires that our Board establish “Management Objectives” for purposes of performance shares and performance units. When so determined by our Board, option rights, SARs, restricted stock, RSUs, or Other Stock-Based Awards may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. The Management Objectives may be made relative to the performance of other companies. Management Objectives applicable to any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code to a participant who is, or is determined by our Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in one or more of the following criteria:

•

Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, clinical trials, capital-raising, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures;

•

Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics consisting of one or more of the following: revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits;

•

Profits consisting of one or more of the following: operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition;

•

Cash Flow consisting of one or more of the following: EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment;

•	Returns consisting of one or more of the following: Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity;

•	Working Capital consisting of one or more of the following: working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables;

•	Profit Margins consisting of one or more of the following: Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales; and

•	Liquidity Measures consisting of one or more of the following: debt-to-capital, debt-to-EBITDA, total debt ratio.

If our Board determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, our Board may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as our Board deems appropriate and equitable, except in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, our Board may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”

Administration

The Plan is to be administered by our Board of Directors, except that our Board of Directors has the authority to delegate any or all of its powers under the Plan to the Compensation Committee of the Board of Directors (or a subcommittee thereof). The Board is authorized to interpret the Plan and related agreements and other documents. The Board may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board or such delegatee may employ one or more persons to render advice with respect to any responsibilities under the Plan. In addition, our Board may delegate to one or more of our officers certain authority to: (i) designate employees to be recipients of awards under the Plan, (ii) determine the size of any such awards; provided, however, that (A) our Board of Directors shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer subject to Section 16 of the Exchange Act, director, or more than 10% beneficial owner of any class of our equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by our Board in accordance with Section 16 of the Exchange Act; and (B) the resolution providing for such authorization sets forth the total number of common shares such officer may grant; and (iii) the officer shall report periodically to our Board regarding the nature and scope of the awards granted pursuant to the authority delegated.

Amendments

Our Board of Directors may amend the Plan from time to time without further approval by our stockholders, except where (1) the amendment would materially increase the benefits accruing to participants under the Plan, (2) the amendment would materially increase the number of securities which may be issued under the Plan, (3) the amendment would materially modify the requirements for participation in the Plan, or (4) stockholder approval is required by applicable law or NASDAQ rules and regulations.

Our Board may amend the terms of any award granted under the Plan prospectively or retroactively, but no such amendment shall impair the rights of any participant without his or her consent (except in the case of certain adjustments, as described below).

If permitted by Section 409A of the Code and Section 162(m) of the Code in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation,” in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds an option right or SAR not immediately exercisable in full, or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any Other Stock-Based Awards subject to any vesting schedule or transfer restriction, or who holds common shares subject to any other transfer restriction imposed pursuant to the Plan, our Board may, in its sole discretion, accelerate the time at which such option right, SAR, RSU or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Dividends

No option right, SAR, performance share, performance unit, RSU or other derivative security granted under the Plan subject to Management Objectives shall be paid any dividend or dividend equivalent unless and until the Management Objectives have been satisfied, and then, only as determined by the Board of Directors, pursuant to the terms of the award.

Transferability

Except as otherwise determined by our Board, no option right, SAR, performance share, performance unit, RSU or other derivative security granted under the Plan is transferable by a participant except by will or the laws of descent and distribution, and in no event shall any such award granted under the Plan be transferred for value. Except as otherwise determined by our Board, option rights, SARs, performance shares, performance units and RSUs are exercisable during the grantee’s lifetime only by him or her or by his or her guardian or legal representative.

Our Board may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by us upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock or RSUs or upon payment under any grant of performance shares or performance units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Plan with respect to restricted stock, will be subject to further restrictions on transfer.

Adjustments

The number and kind of shares covered by, as determined by our Board in good faith to be equitably required to prevent dilution or enlargement of participants’ rights outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, spin-outs, split-ups, reorganizations, liquidations, and similar events. In the event of any such transaction or event or in the event of a change of control of the Company, our Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control of the Company, our Board may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Board shall also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as our Board may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any option right intended to qualify as an ISO to fail to so qualify.

Withholding Taxes

To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of our Board) may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of common shares, and such participant fails to make arrangements for the payment of tax, we may withhold such common shares having a value equal to the amount required to be withheld.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. We reserve the right to make amendments to the Plan and grants as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.

Termination

No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by our stockholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan. Our Board may, in its discretion, terminate the Plan at any time; however, termination of the Plan will not affect the rights of participants under any outstanding awards.

Non U.S. Participants

Our Board may provide for such special terms for awards to participants who are foreign nationals or who are employed by us or any subsidiary outside of the United States of America or who provide services to us under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local, tax policy or custom. The Board may also approve such supplements or amendments, restatements or alternative provisions to the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further stockholder approval.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences with respect to awards granted under the Plan based on federal income tax laws in effect as of the date of this proxy statement. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants in the Plan. This summary assumes that all awards are exempt from or comply with Section 409A of the Code. Changes in law could alter the tax consequences described below.

Tax Consequences to Participants

Non-qualified Option Rights. In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights. No income generally will be recognized by an optionee upon the grant of an ISO. Also, except as described below, no income will be recognized by an optionee upon exercise of an ISO if the optionee has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending 3 months before the date the optionee exercises the option. If the optionee has not been so employed, the optionee will be taxed as described above under “Non-qualified Option Rights.” The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that the vesting restrictions applicable to the RSUs lapse (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Other Awards. The tax consequences associated with other awards granted under the Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common shares.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

Because awards to be granted in the future under the Plan are at the discretion of our Board, it is not possible to determine the benefits or the amounts to be received under the Plan by our directors, officers or employees.

For grants made during our fiscal year 2013 to our named executive officers, please see the Grants of Plan-Based Awards Table and Director Compensation Table above. During our 2013 fiscal year, 2,534,908 shares (both options and restricted stock) were granted to our employees, excluding our executive officers.

The following table sets forth the total number of shares underlying equity awards (including restricted stock awards and stock options) that have been granted during the 2014 fiscal year to our named executive officers, our other executive officer group and our non-executive officer employee group under the Plan, as of March 31, 2014.

Name and Position	Dollar Value ($) (3)	Number of Shares Underlying Equity Awards
John H. Johnson	$2,461,684	835,567
Gregory R. Cox	$924,000	300,000
Gregory T. Schiffman(1)	—	—
Mark W. Frohlich, M.D.(2)	$840,205	400,000
Christine Mikail(2)	$1,232,000	400,000
Joseph I. DePinto(2)	$630,154	300,000
Other Executive Group (includes 7 individuals)	$3,637,900	1,180,000
Non-Executive Director Group	$539,000	175,000
Non-Executive Officer Employee Group	$4,825,681	1,686,575

(1)	Mr. Schiffman’s employment terminated on December 31, 2013.

(2)	The awards granted to Dr. Frolich, Ms. Mikail, and Mr. De Pinto were forfeited on their respective terminations of employment.

(3)	The dollar value represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE DENDREON CORPORATION 2009 EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

We have equity incentive awards outstanding under the Company’s 2000 Equity Incentive Plan (“2000 Plan”), 2002 Broad Based Equity Incentive Plan (the “2002 Plan”), the 2009 Equity Incentive Plan (the “2009 Plan”), and the 2012 Equity Incentive Inducement Award Plan (the “Inducement Award Plan”). In addition, our eligible employees participate in our 2013 Employee Stock Purchase Plan (the “ESPP”). The 2000 Plan and the 2002 Plan expired in February 2010 and February 2012, respectively, and the Inducement Award Plan was terminated in July 2012, however they still govern outstanding awards originally issued under the relevant plan. The following table provides information about the securities authorized for issuance under the 2000 Plan, the 2002 Plan, the 2009 Plan, the Inducement Award Plan and the ESPP as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	6,824,007	(2)	$15.78	(3)	16,024,055	(4)
Equity compensation plans not approved by security holders(5)	603,059	(6)	$11.43	(7)	—
Total	7,427,066	(2)(6)	$15.10	(8)	16,024,055

(1)	These plans are our ESPP, our 2000 Plan and our 2009 Plan. The 2000 Plan expired on February 28, 2010 and the Company no longer grants shares from this plan.

(2)	Includes 4,233,049 shares of Common Stock issued as restricted stock awards under our plans approved by security holders. The remaining balance consists of shares of Common Stock issuable upon the exercise of outstanding stock options granted under our plans approved by security holders.

(3)	Includes information relating solely to options to purchase Common Stock under the 2000 Plan and the 2009 Plan.

(4)	Of these shares, 9,517,000 remained available for purchase under the ESPP as of December 31, 2013.

(5)	These plans are our 2002 Plan and the Inducement Award Plan. Our 2002 Plan provided for the award of options, stock bonuses, and rights to acquire restricted stock. The stock options granted under the 2002 Plan are nonqualified options and expire no later than 10 years from the date of the grant. The exercise price for each option granted under the 2002 Plan must not be less than 85% of the fair market value of the Common Stock on the date of the grant. Employees, officers, members of our Board of Directors and consultants were eligible to receive awards under the 2002 Plan. The 2002 Plan expired on February 26, 2012 and the Company no longer grants shares from this plan. On January 12, 2012, the Board of Directors approved the Inducement Award Plan for the purposes of granting equity awards to new employees as a material inducement to join Dendreon, and reserved 3,000,000 shares of Common Stock for issuance under the Inducement Award Plan. Newly hired employees, including newly hired Dendreon officers, were eligible to receive equity awards under the Inducement Award Plan as a material inducement to their joining Dendreon. The Inducement Award Plan permitted our compensation committee or a majority of the Board’s independent directors to grant equity-based compensation in the form of nonqualified stock options, stock appreciation rights, restricted stock or restricted stock units. Shares issued under the Inducement Award Plan may be shares of original issuance or treasury shares or a combination of both. Options granted under the Inducement Award Plan expire no later than 10 years from the date of grant. The option price of options granted under the Inducement Award Plan must be at least 100% of the fair value on the date of grant. The options generally vest in increments over a period of four years from the grant date, with the first increment vesting after one year, with vesting subject to the employee’s continued employment with Dendreon. Options and restricted stock awards granted under the Inducement Award Plan may have different vesting terms, however they generally vest over a three or four year time period. The Inducement Award Plan was terminated as to future awards in July 2012.

(6)	Includes 115,922 shares of Common Stock issuable upon the vesting of restricted stock awards under our plans not approved by security holders. The remaining balance consists of shares of Common Stock issuable upon the exercise of outstanding stock options granted under our plans not approved by security holders.

(7)	Includes information relating solely to options to purchase Common Stock under the 2002 Plan and the Inducement Award Plan.

(8)	Includes information relating solely to options to purchase Common Stock under the 2000 Plan, the 2009 Plan, the 2002 Plan and the Inducement Award Plan. The average remaining contractual life of stock options from all plans is 5.9 years.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors of the Company is committed to maintaining excellence in governance. Accordingly, the Board has determined to submit to the Company’s stockholders an advisory vote related to the Company’s executive compensation program. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the stockholder vote on compensation of the Company’s named executive officers is an advisory vote only, and it is not binding on the Company or the Board. However, the Board values the opinions of the Company’s stockholders, and the Compensation Committee and the Board will consider the results of the vote when making future compensation decisions.

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses the Company’s compensation policies and procedures. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board believes this link between compensation and the achievement of our near-and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

The Compensation Committee and Board have evaluated and implemented these policies and procedures and believe they are effective in implementing the Company’s compensation philosophy. Therefore, the Board recommends that stockholders indicate their support for the Company’s compensation policies and procedures for its named executive officers, and the following resolution will be submitted for a non-binding advisory vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the current year and the Board is asking stockholders to ratify that selection. Although current laws, rules and regulations, as well as the Audit Committee Charter, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Ernst & Young as our independent registered public accounting firm, the Audit Committee will consider this vote in determining whether to continue the engagement of Ernst & Young.

Ernst & Young has audited our financial statements since 1994. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is required to ratify the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF ERNST & YOUNG AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

INFORMATION REGARDING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. During the fiscal years ended December 31, 2012 and 2013, the aggregate fees billed by Ernst & Young for the audit of our financial statements for such fiscal years, the reviews of our interim financial statements, Sarbanes-Oxley Section 404 attestation services and assistance with registration statements were $1,389,066 and $1,357,401, respectively.

Audit-Related Fees. During the fiscal years ended December 31, 2012 and 2013, the aggregate fees billed by Ernst & Young for audit-related services were $20,735 and $29,676, respectively, related to the performance of due diligence review which was beyond the fees disclosed under “Audit Fees” above.

Tax Fees. During the fiscal years ended December 31, 2012 and 2013, the aggregate fees billed by Ernst & Young for tax services were $192,247 and $279,767, respectively, which included preparation of federal and state income tax returns, and state, local and international tax planning.

All Other Fees. During the fiscal years ended December 31, 2012 and 2013, all other fees billed by Ernst & Young were $1,995 and $1,995, respectively. These fees were principally related to a subscription for an online financial reporting and accounting research tool.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young is compatible with maintaining its independence.

Audit Committee Pre-Approval Policy. All services to be performed by Ernst & Young for us must be pre-approved by the Audit Committee. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve services involving fees of up to $15,000, in which case the Chair communicates such pre-approval to the full Audit Committee at its next meeting. All other services must be approved in advance by the full Audit Committee. During 2012 and 2013, all services billed by Ernst & Young were pre-approved by the Audit Committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Dendreon’s financial reporting, the independence, qualifications, and performance of Dendreon’s independent registered public accounting firm and Dendreon’s compliance with legal and regulatory requirements. On December 31, 2013, the Audit Committee consisted of Messrs. Watson (Chair) and Granadillo and Dr. Fenton, each being an independent director under the rules of the NASDAQ Stock Market and, in accordance with SEC and NASDAQ requirements, each meeting the additional independence standards applicable to audit committee members. Each of Messrs. Watson and Granadillo and Dr. Fenton qualified as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Item 407(d)(5) of Regulation S-K. Mr. Canet also served on the Audit Committee in 2013 and was determined to be independent under the rules of the NASDAQ Stock Market and, in accordance with SEC and NASDAQ requirements, met additional independence standards applicable to audit committee members. Mr. Canet also qualified as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Item 407(d)(5) of Regulation S-K.

Management is responsible for our internal controls and the financial reporting process. The Audit Committee is directly responsible for the compensation, appointment and oversight of Dendreon’s independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also meets privately in separate executive sessions periodically with management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 16, Communications with Audit Committees.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review of our audited financial statements and its discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Board of Directors and stockholders, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

From the members of the Audit Committee of the Board of Directors,

Douglas B. Watson (Chair)

Dennis M. Fenton

David C. Stump, M.D.

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING CLASSIFIED BOARD OF DIRECTORS

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. UAW Retiree Medical Benefits Trust, 110 Miller Avenue, Suite 100, Ann Arbor, MI 48104, owner of 55,125 shares of the Company’s Common Stock, has notified us that it intends to present the following proposal and related supporting statement at the annual meeting.

RESOLVED, that shareholders of Dendreon Corporation (“Dendreon”) urge the board of directors to take the necessary steps (excluding those steps that must be taken by shareholders) to eliminate the classification of Dendreon’s board and to require that all directors stand for election annually. The declassification should be completed in a manner that does not affect the unexpired terms of directors.

Supporting Statement

Dendreon’s board currently is divided into three classes and each class serves staggered three-year terms. Because of this structure, shareholders may only vote on roughly one third of the directors each year.

Annual election of directors gives shareholders the power to completely replace the board, or replace a majority of directors, if a situation arises warranting such drastic action. A destaggered board may be especially important at Dendreon, which recently adopted a net operating loss pill that, together with a classified board, significantly limits shareholders’ ability to hold underperforming directors accountable.

Academic studies have provided evidence that classified boards harm shareholders. A 2004 Harvard study by Lucian Bebchuk and Alma Cohen found that staggered boards are associated with a lower firm value and found evidence that staggered boards may bring about, not merely reflect, that lower value. A 2002 study by Professor Bebchuk and two colleagues also found that an “effective staggered board” — a classified board plus provisions that disable shareholders from changing control of the board in a single election despite the classification — doubles the odds that a target company will remain independent, without providing any countervailing benefit such as a higher acquisition premium.

Dendreon’s lackluster performance clearly demonstrates the need for increased board accountability. Dendreon’s share price fell 95 percent from April 2010, when Dendreon’s flagship drug Provenge won FDA approval, through the end of November 2013, likely due to poor sales. While shareholders’ equity tumbled, Dendreon granted senior executives time-based restricted stock “to provide equity awards that would have value” since a “substantial majority” of their existing equity was underwater. (2013 Proxy Statement at 25-26) Dendreon also granted performance-based restricted stock to former CEO Mitch Gold in January 2012 “to incentivize [him] to perform” while the board sought out a replacement. (2013 Proxy at 26) When Dr. Gold stepped down as CEO six months later, the entirety of his equity awards vested, netting him over $3 million. (2013 Proxy at 34-35) At Dendreon’s 2013 annual meeting, only 31 percent of votes were cast in favor of the Say on Pay proposal.

The classification of Dendreon’s board is effected in its current charter and bylaws, and amendment of the charter provisions classifying the board requires approval of two-thirds of outstanding shares. Such a threshold is more likely to be obtained if declassifying amendments are recommended by the board. Accordingly, we urge Dendreon’s board to approve charter and bylaw amendments necessary to declassify the board and submit them for shareholder approval, with the board’s recommendation in favor of the amendments, at the 2015 annual meeting of shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE REGARDING THIS PROPOSAL. The Board is interested in your views regarding the proposal, and is not recommending whether to vote for or against the proposal.

The Board has considered this proposal and has determined not to make a recommendation either in favor of or opposed to the proposal. The proposal, which is advisory in nature, would constitute a recommendation to the Board, if approved by stockholders, for the annual election of directors. The Board intends to follow the determination of its stockholders with respect to this proposal. If the proposal is approved by the Company’s stockholders, the Board intends to propose at the Company’s 2015 annual meeting of stockholders the charter amendments necessary to effect the declassification of the Board. If such amendments are approved, declassification of the Board would occur over a three year period beginning with the Company’s 2016 annual meeting of stockholders. Implementation of this proposal will not prevent any director elected at or prior to the annual meeting held in 2015 from completing the full three year term for which such director was elected.

Our Board is familiar with the discussions regarding classified boards, and understands both sides of the argument. The Board believes that there are valid arguments in favor of, and opposed to, classified boards. The Board believes that our Company’s stockholders have benefitted from having a classified board, but sees this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation by the Board. Considerations for and against a classified Board are highlighted below.

Considerations Favoring a Classified Board

•	Classification tends to foster continuity and stability of the Board, management and business policies, which can promote strategic, long-term planning.

•

Classification enhances the Board’s ability to protect stockholder value in a potential takeover and resist potentially unfair and abusive takeover tactics. It encourages potential acquirors to negotiate with the Board. It also helps ensure that the Board will have sufficient time to evaluate proposals, consider alternatives and act in the best interest of our Company and its stockholders.

Considerations Opposing a Classified Board

•	Classification could make more difficult or discourage the removal of incumbent directors, through a proxy contest or otherwise, and thus could have the effect of entrenching the Board.

•

Classification could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders, and any impediment to a third-party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our Common Stock.

The Board values the views of our stockholders and looks forward to receiving input on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE REGARDING THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE TREATED AS ABSTENTIONS ON THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

John Johnson

Chairman, President and Chief Executive Officer

April 18, 2014

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE, BY PROXY VIA TELEPHONE, INTERNET OR, IF YOU RECEIVE A PAPER PROXY CARD IN THE MAIL, BY MAIL IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON YOUR PROXY CARD. IF YOU VOTE BY MAIL, YOU SHOULD MARK, SIGN AND DATE THE PROXY CARD AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

APPENDIX A

DENDREON CORPORATION

AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Amended and Restated 2009 Equity Incentive Plan is to attract and retain directors, officers, other employees and consultants of Dendreon Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Common Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(f) “Company” means Dendreon Corporation, a Delaware corporation.

(g) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(h) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Effective Date” means the date that this Plan is approved by the stockholders of the Company.

(k) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium and may be limited to notation on the books and records of the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(n) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, clinical trials, capital-raising, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures;

(ii) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits);

(iii) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(iv) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(v) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(vi) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(vii) Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales); and

(viii) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio).

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(o) “Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on The NASDAQ Stock Market LLC or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(p) “Non-Employee Director” means a Director who is not also an employee of the Company or any of its Subsidiaries or affiliates, and who meets the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) any other qualifications required by the applicable stock exchange on which the Common Shares are traded.

(q) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(r) “Option Price” means the purchase price payable on exercise of an Option Right.

(s) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(t) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant or an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(u) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(v) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(w) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(x) “Plan” means this Dendreon Corporation Amended and Restated 2009 Equity Incentive Plan.

(y) “Qualified Performance-Based Award” means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(z) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(aa) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(bb) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(cc) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(dd) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, or (F) as awards contemplated by Section 9 of this Plan, will not exceed in the aggregate 32,000,000 Common Shares (all of which may be granted as Option Rights or Appreciation Rights). Any Common Shares that are subject to Option Rights or Appreciation Rights shall be counted against this limit as one Common Share for every one Common Share subject to such Option Rights or Appreciation Rights, and any Common Shares that are subject to awards other than Option Rights or Appreciation Rights shall be counted against this limit as 1.37 Common Shares for every one Common

Share subject to such other awards. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Each Common Share that again becomes available for grant pursuant to this Section 3(a)(ii) shall be added back as (A) one Common Share if such Common Share was subject to an Option Right or Appreciation Right granted under the Plan, and (B) as 1.37 Common Shares if such Common Shares were subject to an award other than an Option Right or Appreciation Right granted under the Plan.

(iii) Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered or withheld in payment of the Option Price of an Option Right will count against the aggregate plan limit described above; (B) Common Shares tendered or withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above.

(b) Life of Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 10,000,000 Common Shares.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 Common Shares during any calendar year;

(ii) No Participant will be granted Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 750,000 Common Shares during any calendar year; and

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board; provided, however, the Board reserves the discretion at or after the Date of Grant to provide for the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price. Notwithstanding the foregoing, in the event the Optionee is subject to Section 16 of the Exchange Act, any Common Shares transferred to the Company in payment of the Option Price must have been owned by the Optionee for at least six months.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant.

(j) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in Common Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5. Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Appreciation Rights, which will be the right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant will specify a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant.

(vii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(viii) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8. Performance Shares and Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time, commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10. No Dividend Rights. Dividend or dividend equivalents shall not be paid with respect to any Option Right, Appreciation Right, grant of Restricted Stock or Restricted Stock Units, grant of Performance Shares or Performance Units, or other Common Share award subject to the achievement of Management Objectives, unless and until the relevant Management Objectives have been satisfied, and then only to the extent determined by the Board, as specified in the Evidence of Award.

11. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right, Performance Share, Performance Unit, Restricted Stock Unit or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights, Appreciation Rights, Performance Shares, Performance Units and Restricted Stock Units will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock or Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12. Adjustments. The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change of control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such termination or event or change of control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

13. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 12(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer subject to Section 16 of the Exchange Act, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

14. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, including amounts from any other sums or property due or to become due from the Company to the Participant, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Common Shares having a value equal to the amount required to be withheld. When a Participant who is subject to Section 16 of the Exchange Act is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

16. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of The NASDAQ Stock Market LLC or, if the Common Shares are not traded on The NASDAQ Stock Market LLC, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right, Restricted Stock Unit or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 15(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

(e) In the event of the termination or cessation of a Participant’s employment or service for any reason other than for cause, death or disability (as defined in the applicable Evidence of Award), the Participant shall have ninety (90) days from the date of termination of employment or service to exercise any vested or nonforfeitable awards granted to him or her under this Plan. At the expiration of such ninety (90) day period, all awards granted to the Participant under this Plan shall be terminated and shall be of no further force or effect. In the event of termination or cessation of a Participant’s employment for disability or for death during Participant’s continuous service with the Company or any Subsidiary or within ninety (90) days after termination of such continuous service, the Participant shall have twelve (12) months from the date of termination of employment or service to exercise any vested or nonforfeitable awards granted to him or her under this Plan. At the expiration of such twelve (12) month period, all awards granted to the Participant under this Plan shall be terminated and shall be of no further force or effect. In the event of the termination of a Participant’s employment for cause, all awards granted to the Participant under this Plan shall be terminated immediately and shall be of no further force or effect.

17. Compliance with Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

18. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

19. Effective Date/Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

20. Miscellaneous.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Dendreon Corporation
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2014.
Vote by Internet
• Go to www.envisionreports.com/DNDN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote “FOR” the nominee for director and “FOR” Proposals 2, 3 and 4 below and makes no recommendation as to how you cast your vote regarding Proposal 5 below.

1.	Election of Directors:	For	Against	Abstain	+
	01 - David C. Stump, M.D.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve an amendment to the Dendreon Corporation 2009 Equity Incentive Plan to increase the individual limits and the number of shares authorized for issuance thereunder from 22,200,000 to 32,000,000.	☐	☐	☐	3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐	5.	To approve, on an advisory basis, the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

	1 U P X	+
01TNUB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.envisionreports.com/DNDN

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Dendreon Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2014.

The undersigned hereby constitutes and appoints John H. Johnson and Robert L. Crotty, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Dendreon Corporation to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807 on Thursday, May 15, 2014 at 9:00 a.m., local time, and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND FOR ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, AND WILL BE VOTED “ABSTAIN” ON PROPOSAL 5. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

(Continued and to be marked, dated and signed, on the other side)